_____________________________________________________________________________



                               U.S. $13,000,000


                               CREDIT AGREEMENT


                         dated as of January 17, 2003


                                   among


                        CREATIVE HOST SERVICES, INC.

                              as the Borrower,

                              VARIOUS LENDERS

                                    and


                             ING CAPITAL LLC,

                         as Agent for the Lenders


_____________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------
                                                                         Page
                                                                         ----
ARTICLE 1  DEFINITIONS                                                      1
      SECTION 1.1     Defined Terms                                         1
      SECTION 1.2     Use of Defined Terms                                 20
      SECTION 1.3     Cross-References                                     20
      SECTION 1.4     Accounting and Financial Determinations              21
ARTICLE 2  COMMITMENTS                                                     21
      SECTION 2.1     Loan Commitments                                     21
      SECTION 2.1.1   Term Loan Commitment                                 21
      SECTION 2.1.2   Expansion Facility Commitment                        21
      SECTION 2.1.3   Agent and Lenders Not Required to Extend Credit
                      under Expansion Facility Commitment.                 21
      SECTION 2.2     Establishment of Reserves.                           21
      SECTION 2.2     Establishment of Reserves. TC                        21
      SECTION 2.3     Commitment Fee, Unused Commitment Fee and
                      Administrative Fees                                  22
      SECTION 2.4     Increased Costs; Capital Adequacy                    22
ARTICLE 3  LOANS AND NOTES                                                 23
      SECTION 3.1     Borrowing Procedure                                  23
      SECTION 3.2     Notes                                                24
      SECTION 3.3     Principal Payments                                   24
      SECTION 3.3.1   Repayments and Prepayments                           24
      SECTION 3.3.2   Prepayment Fees                                      27
      SECTION 3.3.3   Expansion Facility Loans on Borrower's Behalf        28
      SECTION 3.3.4   Reduction of Commitments                             28
      SECTION 3.4     Interest                                             29
      SECTION 3.4.1   Expansion Facility Loan Rates                        29
      SECTION 3.4.2   Term Loan Rates                                      29
      SECTION 3.4.3   Continuation and Conversion Elections                29
      SECTION 3.4.4   Post-Default Rates                                   30
      SECTION 3.4.5   Payment Dates                                        30
      SECTION 3.4.6   Rate Determinations                                  30
      SECTION 3.4.7   Limitation on Types of Loans                         30
      SECTION 3.4.8   Illegality                                           31
      SECTION 3.4.9   Treatment of Affected Loans                          31
      SECTION 3.4.10  Compensation                                         31
      SECTION 3.5     Taxes                                                32
      SECTION 3.6     Payments, Interest Rate Computations, Other
                      Computations, Etc                                    33
      SECTION 3.8     Setoff                                               34
      SECTION 3.9     Use of Proceeds                                      34
      SECTION 3.10    Letters of Credit                                    34
      SECTION 3.10.1  Manner of Issuance                                   34
      SECTION 3.10.2  Terms of Letters of Credit                           35

      SECTION 3.10.3  Drawings Under Letters of Credit.                    35
      SECTION 3.10.4  Letter of Credit Fees.                               36
      SECTION 3.10.5  Limitation of Liability With Respect to Letters of
                      Credit                                               36
ARTICLE 4  CONDITIONS TO LOANS                                             37
      SECTION 4.1     Initial Loans and Letters of Credit                  37
      SECTION 4.1.1   Resolutions, Etc.                                    37
      SECTION 4.1.2   Notes                                                38
      SECTION 4.1.3   No Contest, Etc.                                     38
      SECTION 4.1.4   Certificate as to Completed Conditions,
                      Warranties, No Default, Etc                          38
      SECTION 4.1.5   Compliance with Requirements of Law                  39
      SECTION 4.1.6   Opinions of Counsel                                  39
      SECTION 4.1.7   Closing Fees, Expenses, Etc.                         39
      SECTION 4.1.8   Perfection                                           39
      SECTION 4.1.9   Employment Agreements; Compensation                  40
      SECTION 4.1.10  Pension and Welfare Liabilities                      40
      SECTION 4.1.11  Insurance                                            40
      SECTION 4.1.12  Financial Information, Etc.                          40
      SECTION 4.1.13  Review of Borrower's Operations                      40
      SECTION 4.1.14  Governmental Approvals, Licenses, Permits, Etc.      41
      SECTION 4.1.15  Material Contracts                                   41
      SECTION 4.1.16  Key Man Life Insurance                               41
      SECTION 4.1.17  Letter to Accountants                                41
      SECTION 4.1.18  Affiliate Agreements                                 41
      SECTION 4.1.20  Other Documents, Certificates, Etc.                  41
      SECTION 4.2     All Loans and Letters of Credit.                     41
      SECTION 4.2.1   Compliance with Warranties, No Default, Etc.         41
      SECTION 4.2.2   Borrowing Request, Letter of Credit Request, Etc.    42
      SECTION 4.2.3   Satisfactory Legal Form                              42
      SECTION 4.2.4   Margin Regulation                                    42
      SECTION 4.2.5   Adverse Change                                       42
      SECTION 4.2.6   Change in Law                                        43
      SECTION 4.3     Conditions with Respect to Approved Acquisitions.    43
      SECTION 4.3.1   Information Regarding Acquisition                    43
      SECTION 4.3.2   Legal Documentation                                  44
      SECTION 4.3.3   Collateral Assignment of Acquisition Agreement       44
      SECTION 4.3.5   Opinion of Counsel to Borrower                       44
ARTICLE 5  REPRESENTATIONS AND WARRANTIES, ETC.                            44
      SECTION 5.1     Organization, Power, Authority, Etc.                 45
      SECTION 5.2     Due Authorization                                    45
      SECTION 5.3     Validity, Etc.                                       45
      SECTION 5.4     Financial Information; Solvency                      45
      SECTION 5.5     Material Adverse Change                              46
      SECTION 5.6     Absence of Default                                   46
      SECTION 5.7     Litigation, Legislation, Etc.                        46

      SECTION 5.8     Regulations T, U and X                               46
      SECTION 5.9     Government Regulation                                46
      SECTION 5.10    Taxes                                                46
      SECTION 5.11    Pension and Welfare Plans                            47
      SECTION 5.12    Labor Controversies                                  48
      SECTION 5.13    Ownership of Properties; Collateral                  48
      SECTION 5.14    Intellectual Property                                49
      SECTION 5.15    Accuracy of Information                              49
      SECTION 5.16    Insurance                                            49
      SECTION 5.17    Indebtedness                                         49
      SECTION 5.18    Environmental Matters                                49
      SECTION 5.19    No Burdensome Agreements                             50
      SECTION 5.20    Consents                                             50
      SECTION 5.21    Contracts                                            50
      SECTION 5.22    Employment Agreements                                50
      SECTION 5.23    Condition of Property                                50
      SECTION 5.24    Subsidiaries                                         50
      SECTION 5.25    Trade Relations                                      50
      SECTION 5.26    Leases                                               50
ARTICLE 6  COVENANTS                                                       50
      SECTION 6.1     Affirmative Covenants                                51
      SECTION 6.1.1   Financial Information, Etc.                          51
      SECTION 6.1.2   Maintenance of Corporate Existence, Etc.             53
      SECTION 6.1.3   Foreign Qualification                                53
      SECTION 6.1.4   Payment of Taxes, Etc.                               53
      SECTION 6.1.5   Insurance                                            53
      SECTION 6.1.6   Notice of Default, Litigation, Etc.                  54
      SECTION 6.1.7   Books and Records                                    55
      SECTION 6.1.8   Maintenance of Properties, Etc.                      55
      SECTION 6.1.9   Maintenance of Licenses and Permits                  55
      SECTION 6.1.10  Employee Plans                                       55
      SECTION 6.1.11  Compliance with Laws                                 55
      SECTION 6.1.12  Real Estate                                          55
      SECTION 6.2     Negative Covenants                                   56
      SECTION 6.2.1   Business Activities                                  56
      SECTION 6.2.2   Indebtedness                                         56
      SECTION 6.2.3   Liens                                                56
      SECTION 6.2.4   Financial Condition                                  57
      SECTION 6.2.5   Capital Expenditures                                 60
      SECTION 6.2.6   Lease Obligations                                    60
      SECTION 6.2.7   Investments                                          60
      SECTION 6.2.8   Restricted Payments, Etc.                            61
      SECTION 6.2.9   Take or Pay Contracts; Sale/Leasebacks               61
      SECTION 6.2.10  Consolidation, Merger, Subsidiaries, Etc.            61
      SECTION 6.2.11  Asset Dispositions, Etc.                             62
      SECTION 6.2.12  Modification of Organic Documents, Etc.              62

      SECTION 6.2.13  Transactions with Affiliates                         62
      SECTION 6.2.14  Inconsistent Agreements                              62
      SECTION 6.2.15  Change in Accounting Method.                         62
      SECTION 6.2.16  Change in Fiscal Year End                            62
      SECTION 6.2.17  Compliance with ERISA                                62
      SECTION 6.2.18  Amendments to Certain Agreements                     62
      SECTION 6.2.19  Management Compensation                              63
      SECTION 6.20    Cash Management                                      64
ARTICLE 7  EVENTS OF DEFAULT                                               63
      SECTION 7.1     Events of Default                                    63
      SECTION 7.1.1   Non-Payment of Obligations                           63
      SECTION 7.1.2   Non-Performance of Certain Covenants                 63
      SECTION 7.1.3   Defaults Under Other Loan Documents; Non-
                      Performance of Other Obligations                     63
      SECTION 7.1.4   Bankruptcy, Insolvency, Etc.                         64
      SECTION 7.1.5   Breach of Warranty                                   64
      SECTION 7.1.6   Default on Other Indebtedness, Etc.                  64
      SECTION 7.1.7   Failure of Valid, Perfected Lien                     64
      SECTION 7.1.8   Employee Plans.                                      65
      SECTION 7.1.9   Judgments                                            65
      SECTION 7.1.10  Loss of Permits, Etc                                 65
      SECTION 7.1.11  Material Adverse Change                              65
      SECTION 7.1.12  Airport Leases                                       65
      SECTION 7.2     Action if Bankruptcy                                 66
      SECTION 7.3     Action if Other Event of Default                     66
ARTICLE 8  THE AGENT                                                       67
      SECTION 8.1     Actions                                              67
      SECTION 8.2     Funding Reliance, Etc.                               67
      SECTION 8.3     Exculpation                                          68
      SECTION 8.4     Successor                                            68
      SECTION 8.5     Loans and other Transactions by the Agent and its
                      Affiliates                                           68
      SECTION 8.6     Credit Decisions                                     69
      SECTION 8.7     Copies, Etc.                                         69
ARTICLE 9  MISCELLANEOUS                                                   69
      SECTION 9.1     Waivers, Amendments, Etc.                            69
      SECTION 9.2     Notices                                              70
      SECTION 9.3     Costs and Expenses                                   71
      SECTION 9.4     Indemnification                                      71
      SECTION 9.5     Survival                                             73
      SECTION 9.6     Severability                                         73
      SECTION 9.7     Headings                                             73
      SECTION 9.8     Counterparts, Effectiveness, Etc.                    73
      SECTION 9.9     Governing Law; Entire Agreement                      73
      SECTION 9.10    Successors and Assigns                               74
      SECTION 9.11    Sale and Transfers, Participations, Etc.             74

      SECTION 9.12    Other Transactions                                   77
      SECTION 9.13    Confidentiality                                      77
      SECTION 9.14    Change in Accounting Principles                      77
      SECTION 9.15    Waiver of Jury Trial, Etc.                           78
      SECTION 9.16    Limitation of Liability                              78
      SECTION 9.17    Usury Savings Clause                                 78

                            SCHEDULES AND EXHIBITS
                            ----------------------

SCHEDULES
Schedule 4.1.12 ("Transaction Costs and Sources and Uses")

Schedule 4.1.15 ("Contracts")

Schedule 5.13 ("Existing Liens")

Schedule 5.14 ("Intellectual Property")

Schedule 5.16 ("Insurance")

Schedule 5.17 ("Existing Indebtedness")

Schedule 5.22 ("Employment Contracts")

Schedule 5.24  ("Subsidiaries")

Schedule 6.2.6 ("Existing Leases")

Schedule 6.2.7 ("Existing Investments")

EXHIBITS
Exhibit A-1 ... - ....Term Note

Exhibit A-2 ... - ....Expansion Facility Note

Exhibit B   ... - ....Borrowing Request

Exhibit C   ... - ....Borrowing Base Certificate

Exhibit D   ... - ....Compliance Certificate

Exhibit E   ... - ... Continuation/Conversion Notice

Exhibit F   ... - ... Letter of Credit Request

Exhibit G   ... - ....Collateral Assignment of Rights Under Acquisition
                      Agreement

Exhibit H   ... - ....Monthly Report

                              CREDIT AGREEMENT
                              ----------------

      THIS CREDIT AGREEMENT, dated as of January 17, 2003 (this "Agreement"), among CREATIVE HOST SERVICES, INC., a California corporation (the "Borrower"), the various lenders from time to time party hereto (the "Lenders") and ING Capital LLC, a Delaware limited liability company, as Agent for the Lenders (in such capacity, the "Agent").

                             W I T N E S S E T H:

RECITALS.

      A. WHEREAS, the Borrower desires to obtain from the Lenders (i) a Term Loan Facility in an aggregate amount of up to Seven Million Four Hundred Thousand Dollars ($7,400,000), and (ii) an Expansion Facility in an aggregate amount of up to Five Million Six Hundred Thousand Dollars ($5,600,000), of which up to Four Million Dollars ($4,000,000) shall consist of a Letter of Credit Sub-Facility; and

      B. WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth (including, without limitation, Articles 2 and 4), to extend such credit facilities; and

      C.   WHEREAS, the Loans will be used in the manner described in Section
3.9 and the Letters of Credit will be issued for the purposes set forth in
Section 3.10;

      NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                 ARTICLE 1
                                DEFINITIONS
                                -----------

       SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Acquisition" means any acquisition whether by Stock purchase, asset purchase, merger, consolidation or otherwise, of a business consisting principally of the owning and operating of airport food, beverage and other concessions, including as a single Acquisition any series of related acquisitions of such business.

      "Acquisition Agreement" means any asset purchase agreement, stock purchase agreement, merger agreement or other similar agreement, pursuant to which the Borrower or any of its Subsidiaries acquires substantially all of the assets or stock of a business consisting principally of the owning and operating of airport food, beverage and other concessions.

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly the power:

      (a) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person; or

      (b) to direct or cause the direction of the management or policies of such Person whether by contract or otherwise;
provided, however, that no Lender shall be deemed to be an Affiliate of the Borrower.

      "Agent" means ING, as agent for the Lenders pursuant to the terms of this Agreement, or such other Person as shall have subsequently been appointed as the successor agent pursuant to Section 8.4.

      "Agreement" means this Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect.

      "Applicable Margin" means, with respect to all Expansion Facility Loans which are Eurodollar Loans or Base Rate Loans, 3.50% for Eurodollar Loans and 1.00% for Base Rate Loans.

      "Approval" means each and every approval, consent, filing and registration by or with any federal, state or other regulatory authority (domestic or foreign) necessary to authorize or permit the execution, delivery or performance of this Agreement, the Notes or any other Loan Document, the granting of any security contemplated hereby or thereby, the validity or enforceability hereof or thereof, or the consummation of the transactions contemplated by the Loan Documents.

      "Approved Acquisition" means an Acquisition, including but not limited to any Closing Date Acquisition, approved and consented to in writing by the Required Lenders and for which Borrower has provided all information required by Section 4.3.

      "Assignment of Life Insurance" shall mean that certain Assignment of Life Insurance Policy, in form and substance satisfactory to the Agent, made by the Borrower in favor of the Agent, of a life insurance policy in the amount of $2,500,000 on the life of Sayed Ali, to be delivered by the Borrower pursuant to Section 4.1.17 hereof, either as originally executed or as thereafter amended or modified.

      "Authorized Officer" means, relative to any Loan Party, those officers of such Loan Party whose signatures, incumbency and authority shall have been certified to the Agent and the Lenders pursuant to Section 4.1.1(a) or which are certified after the Closing Date in a certificate conforming to the requirements of Section 4.1.1(a).

      "Base Rate Loans" means Loans, or portions thereof, that bear interest on the basis of the ING Alternate Base Rate.

      "Borrower" has the meaning set forth in the preamble to this Agreement.

      "Borrower Pledge Agreement" means that certain stock pledge agreement dated as of the Closing Date, pursuant to which the Borrower pledged to Agent, all of the issued and outstanding Stock of its Subsidiaries, as security for the Obligations, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

      "Borrowing" means any group of Loans, or portions thereof, of the same type and, in the case of Eurodollar Loans, having the same Interest Period, in each case made, converted or continued by the Lenders on the same Business Day pursuant to the same Borrowing Request or Continuation/Conversion Notice in accordance with Sections 3.1 or 3.4.3, respectively.

      "Borrowing Base" means, on any date of determination, an amount equal to:
(a) the sum of (x) (i) if such date of determination occurs during the period commencing with the Closing Date and ending on November 30, 2003, the amount of Build-Out Capex incurred during such period, and (ii) if such date of determination occurs after November 30, 2003, the amount of Build-Out Capex incurred during the period of twelve consecutive calendar months ending on or prior to such date of determination, plus (y) Borrowings under the Expansion Facility used to finance Approved Acquisitions consummated after the Closing Date and expenses related thereto, plus (z) $1,000,000, minus (b) reserves established from time to time pursuant to Section 2.2.2 hereof.

      "Borrowing Base Certificate" means a certificate of the chief executive, accounting or financial Authorized Officer of the Borrower in the form of Exhibit C attached hereto.

      "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower in the form of Exhibit B attached hereto.

      "Build-Out Capex" means, for any period, without duplication, the additions to property, plant and equipment and other capital expenditures that are (or would be) set forth on the consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and that are incurred by any Loan Party for the design, construction and installation of improvements at airport concession locations of such Loan Party not in operation as of the Closing Date or at the Borrowers' existing Boston Logan International Airport concession[s]; provided, however, that Build-Out Capex shall not include additions to property, plant and equipment and other capital expenditures financed with Indebtedness other than the Expansion Facility Loans or Term Loans.

      "Business Day" means any day which is neither a Saturday nor Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate Stock or other equity participations, including partnership interests and limited liability company membership interests, whether general or limited, voting or non-voting, of such Person, including any preferred Stock.

      "Capitalized Lease Liabilities" means all monetary obligations of the Borrower and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases.
      "Cash Equivalent Investment" means, at any time:

      (a) any direct obligation issued or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, or issued by any state or political subdivision or public instrumentality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or (ii) which is subject to a repurchase agreement with Lender or any Eligible Lending Institution exercisable within six months from the time of purchase so long as such direct obligation remains in the possession of the Borrower or in the possession of Lender and (iii) which, in the case of obligations of any state or political subdivision or public instrumentality thereof, is rated AA or better by Moody's Investors Service, Inc.;

      (b) certificates of deposit, time deposits, demand deposits and bankers' acceptances, having a remaining maturity at the time of purchase of not more than one year, issued by Lender or by any Eligible Lending Institution;

      (c) corporate obligations rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, having a remaining maturity at the time of purchase of not more than one year; and

      (d) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least $100,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation in one of the two highest rating categories assigned by such agencies for obligations of such nature.

      "Cash Flow" means, for any period, an amount equal to (without duplication) the Net Income of the Borrower and its Subsidiaries on a consolidated basis for such period, plus depreciation, amortization of intangible assets and other non-cash charges of the Borrower and its Subsidiaries for such period, minus non-cash credits and revenues of the Borrower and its Subsidiaries for such period, plus decreases in Working Capital from the last day of the prior period to the last day of such period (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness), minus increases in the Borrower's and its Subsidiaries' Working Capital from the last day of the prior period to the last day of such period (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness).

      "Change in Control" means (i) the acquisition by any Person or group of Persons (other than John Jackson IV or an employee benefit plan solely for employees of Borrower and its Subsidiaries) of beneficial ownership of more than 20% of the outstanding Stock of the Borrower (within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), (ii) the acquisition by John Jackson IV or any group of Persons of which John Jackson IV is a member of beneficial ownership of more than 40% of the outstanding Stock of the Borrower (within the meaning of Section 13(d) or 14(d) of the Securities and Exchange

Act of 1934, as amended, and the applicable rules and regulations thereunder),
(iii) during any period of 12 consecutive months, the failure of individuals who on the first day of such period were directors of the Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) to constitute a majority of the Board of Directors of the Borrower, or (iv) the failure of Sayed Ali to serve as chief executive officer of the Borrower.

      "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) (a) taxes at the time due and payable, and (b) levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the Borrower's and its Subsidiaries' employees, payroll, income or gross receipts, (iv) the Borrower's and its Subsidiaries' ownership or use of their assets, or (v) any other aspect of the Borrower's and its Subsidiaries' business.

      "Closing Date" means January 17, 2003.

      "Closing Date Acquisition" means any Acquisition consummated on the Closing Date by one or more newly formed Subsidiaries of Borrower.

      "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower or any Subsidiary in and upon which a Lien is granted to the Agent, for its benefit and the ratable benefit of the Lenders under any of the Loan Documents.

      "Collateral Assignment of Acquisition Agreement" means a Collateral Assignment of Rights under Acquisition Agreement, executed by Borrower and any Subsidiaries party to the Acquisition Agreement, in favor of the Agent for its benefit and the ratable benefit if the Lenders, and acknowledged by the sellers party to the Acquisition, in the form Exhibit G hereto.

"Commitment" means, with respect to any Lender, the commitment of such Lender to make Loans pursuant to Section 2.1 and to issue Letters of Credit pursuant to Section 3.10.

      "Commonly Controlled Entity" means an entity, trade or business, whether or not incorporated, which is from time to time a member of a controlled group or a group under common control with the Borrower within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the IRC or Section 4001(a)(14) of ERISA.

      "Compliance Certificate" means a certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower in the form of Exhibit D attached hereto.

      "Consolidated Capital Expenditures" means, for any period, without duplication, the sum of (a) the gross dollar amount of additions during such period to property, plant, equipment and other fixed assets of the Borrower and its Subsidiaries, including those additions made in the ordinary course of business, plus (b) (to the extent not otherwise included in clause (a) of this definition) the aggregate amount of Capitalized Lease Liabilities incurred during such period by the Borrower and its Subsidiaries.

      "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower in the form of Exhibit E attached hereto.

      "Contractual Obligation" means, relative to any Person, any provision of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound, excluding, in the case of the Borrower and any of its Subsidiaries, the Loan Documents.

      "Control Account Agreements" shall mean, collectively, (i) that certain Control Account Agreement dated as of January __, 2003 by and among First Union National Bank, the Borrower and the Agent, (ii) that certain Control Account Agreement dated as of January __, 2003 by and among First National Bank of San Diego, the Borrower and the Agent and (iii) all other Control Account Agreements hereafter executed by any Loan Party, in each case as amended, restated, supplemented or otherwise modified from time to time.

      "Corporate Payroll Expense" means, for any period, the aggregate payroll expense (including, without limitation, wages, salaries and other compensation payable to employees) incurred by the Borrower and its Subsidiaries during such period, less all such payroll expense incurred in respect of employees working at concessions of the Borrower and its Subsidiaries.

      "Current Term Rate" shall have the meaning given such term in Section
3.4.2.

      "Default" means any condition that constitutes an Event of Default, or that, with the giving of any notice or lapse of time or both, would constitute an Event of Default.

      "Disadvantaged Business Enterprise" shall have the meaning assigned to such term in 49 Code of Federal Regulations Part 26, subpart 26.5.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "EBITDA" means, for any period, an amount equal to Net Income plus (to the extent deducted in determining Net Income) Interest Expense, provisions for income taxes, depreciation and amortization of intangible assets for the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

      "Eligible Lending Institution" means a financial institution having a branch or office in the United States and having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 or better by Moody's Investors Service, Inc. or A-1 or better by Standard & Poor's Corporation.

      "Environment" means soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

      "Environmental Laws" means all federal, state, local and foreign laws or regulations, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the Environment, natural resource or occupational health and safety.

      "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, settlement costs, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, any Environmental Law, permit, order, variance or agreement with a Governmental Authority or other Person, arising from or related to the administration of any Environmental Law or arising from environmental, health or safety conditions or a release or threatened release resulting from the past, present or future operations of the Borrower or any of its Subsidiaries or affecting any of their properties, or any release or threatened release for which the Borrower or any of its Subsidiaries is otherwise responsible under any Environmental Law.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulation thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor sections.

      "Eurodollar Base Rate" means, with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) which appears on Telerate Page 3750 for Dollar deposits, comparable to the amount of such Borrowing and having a term comparable to such Interest Period, in the London interbank market as of 11:00 a.m. London time (or as soon thereafter as practicable) on the date two
(2) Business Days prior to the first day of such Interest Period. If such Telerate Page is unavailable, the "Eurodollar Base Rate" shall mean with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum which appear on the Reuters Screen LIBO Page for Dollar deposits, comparable to the amount of such Borrowing and having a term comparable to such Interest Period, in the London interbank market as of 11:00 a.m. London time (or as soon thereafter as practicable) on the date two
(2) Business Days prior to the first day of such Interest Period. If such Reuters Screen LIBO Page is unavailable, the "Eurodollar Base Rate" shall mean with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum for Dollar deposits comparable to the amount of such Borrowing and having a term comparable to such Interest Period, offered to each of the Reference Lenders in the London interbank market as of 11:00 a.m. London time (or as soon thereafter as practicable) on the date two
(2) Business Days prior to the first day of such Interest Period.

      "Eurodollar Loans" means Loans, or portions thereof, that bear interest on the basis of the Eurodollar Rate.

      "Eurodollar Rate" means, with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to
(i) the Eurodollar Base Rate for such Borrowing for such Interest Period divided by (ii) one (1) minus the Reserve Requirement. The Eurodollar Rate for any Interest Period will be determined initially by the Agent on the basis of the Reserve Requirement in effect on the date two (2) Business Days prior to the commencement of such Interest Period and, from time to time thereafter during such Interest Period, such Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement during such Interest Period.

      "Event of Default" means any of the events set forth in Section 7.1.

      "Excess Cash Flow" means, for any fiscal year, an amount equal to: (a) Cash Flow for such fiscal year minus (b) the sum of (i) the amount of actual Consolidated Capital Expenditures during such fiscal year that are not financed with the proceeds of the Expansion Facility Loans, the Term Loans or any other Indebtedness (including, without limitation, Capitalized Lease Liabilities), plus (ii) scheduled repayments of principal under any Indebtedness (including, without limitation, the portion of any Capitalized Lease Liabilities that, in accordance with GAAP, is attributable to principal).

      "Existing Leases" shall have the meaning set forth in Section 6.2.6.

      "Expansion Facility" means the credit facility provided by the Lenders to the Borrower pursuant to Section 2.1.2.

      "Expansion Facility Loan" means, relative to any Lender, any Loan made by such Lender to the Borrower pursuant to Section 2.1.2.

      "Expansion Facility Availability" means, on any date, an amount equal to
(a) the lesser of (i) the Expansion Facility Commitment Amount or (ii) the Borrowing Base minus (b) the then aggregate outstanding principal amount of Expansion Facility Loans minus (c) the then aggregate outstanding amount of Letter of Credit Obligations.

      "Expansion Facility Commitment" means the commitment of the Lenders to make Expansion Facility Loans pursuant to Section 2.1.3 and to cause the issuance of Letters of Credit pursuant to Section 3.10.3.

      "Expansion Facility Commitment Amount" means $5,600,000, as such amount may be reduced from time to time pursuant to Section 3.3.4.

      "Expansion Facility Percentage" means, as to any Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's Expansion Facility Commitment and the denominator of which is the aggregate amount of the Expansion Facility Commitments of all Lenders.

      "Expansion Facility Threshold Date" shall have the meaning set forth in
Section 2.3(a).

      "Expansion Facility Maturity Date" means the earliest of:

      (a)   December 31, 2008;

      (b) immediately and without further action, the date on which any Event of Default described in Section 7.1.4 occurs;

      (c) the date on which any Event of Default other than an Event of Default described in Section 7.1.4 shall have occurred and be continuing and either:

            (i)   any Loans are declared to be due and payable pursuant to
Section 7.3; or

            (ii) in the absence of such declaration, the Agent, acting at the direction of the Lenders, shall give notice to Borrower that the Term Loan Commitment and the Expansion Facility Commitment have been terminated; and

      (d)   the date on which a Change in Control occurs.

      "Expansion Facility Note" means an amended and restated promissory note of the Borrower, dated the date hereof, and substantially in the form of Exhibit A-2 attached hereto, as amended, restated, supplemented or otherwise modified from time to time, and shall also refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Facility Fee and Engagement Letter" means that certain confidential letter agreement dated the Closing Date between the Agent and the Borrower.

      "Fair Saleable Value Balance Sheets" means, collectively, the consolidated balance sheet of the Borrower and its Subsidiaries and the balance sheet of each Subsidiary of the Borrower, in each case, prepared by the Borrower or its Subsidiaries based on the respective Pro Forma Balance Sheets and setting forth (a) in the case of the Borrower, (i) the consolidated assets of the Borrower and its Subsidiaries (restated at the fair saleable value thereof), (ii) the consolidated liabilities of the Borrower and its Subsidiaries (including all liabilities and obligations of the Borrower and its Subsidiaries, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), and (iii) the excess of such assets over such liabilities and (b) in the case of each Subsidiary of the Borrower, (i) the assets of such Subsidiary (restated at the fair saleable value thereof), (ii) the liabilities of such Subsidiary (including all liabilities and obligations of such Subsidiary, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), and (iii) the excess of such assets over such liabilities.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

       (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

      (b) if such rate is not so published for any day which is a Business Day, the arithmetic average of the quotations for such transactions received by the Agent, in its sole discretion, either from (i) three federal funds brokers of recognized standing selected by the Agent in its sole discretion or (ii) the Reference Lenders.

      "Financing Statements" means the UCC-1 financing statements filed with respect to the Security Documents pursuant to clause (a) of Section 4.1.8.

      "Fiscal Quarter" means any quarter of a Fiscal Year ending March 31, June 30, September 30 or December 31.

      "Fiscal Year" means, subject to Sections 6.2.16 and 9.14, each twelve month accounting period of the Borrower ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2001 Fiscal Year") refer to the Fiscal Year ending on December 31 in such calendar year.

      "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) EBITDA for such period to (b) Fixed Charges for such period.

      "Fixed Charges" means, for any period, the sum of (a) Interest Expense for such period, plus (b) scheduled principal repayments of Indebtedness (including, without limitation, scheduled payments of principal in respect of Capitalized Lease Liabilities) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis plus (c) Consolidated Capital Expenditures for such period, plus (d) provisions for income taxes made by the Borrower and its Subsidiaries for such period.

      "Foreign Lender" means any Lender organized under the laws of a jurisdiction outside the United States.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System (or any successor).

      "G&A Expense" means, for any period, "G&A Expense" of the Borrower and its Subsidiaries on a consolidated basis, as reported by the Borrower on its consolidated financial statements for such period.

      "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, excluding any district or community boards of the City of New York, New York.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular section, subsection, clause or provision of this Agreement or such other Loan Document.

      "including" means including without limiting the generality of any description preceding such term.

      "Indebtedness" of any Person means, without duplication,

      (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

      (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

      (c) all Capitalized Lease Liabilities of such Person (to the extent required by GAAP to be included on the balance sheet of such Person);

      (d)   whether or not so included as liabilities in accordance with GAAP:

            (i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business) and Indebtedness secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; and

            (ii) all obligations of such Person in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person of the type described in clause (a), (b), (c) or
     (d)(i), above, or clause(e) below; and

      (e) all obligations of such Person to redeem, purchase or otherwise retire or extinguish any of its Stock at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another's option or upon the occurrence of a condition not solely with the control of such Person (e.g., redemption from future earnings).

      "Indemnified Liabilities" means any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses incurred by or asserted or awarded against any Lender Party and against which the Borrower has indemnified the Lender Parties as provided in Section 9.4.

      "ING" means ING Capital LLC.

      "ING Alternate Base Rate" means a fluctuating rate of interest per annum equal to the higher of:

      (a) the arithmetic average of rates of interest announced by each of the Reference Lenders from time to time at such Reference Lender's principal New York City office as its prime (or base) rate for U.S. domestic commercial loans; and

      (b) the Federal Funds Rate from time to time in effect plus one half of one percent (0.50%).

Changes in the rate of interest on Base Rate Loans shall take effect on the date of each change in the ING Alternate Base Rate.

      "Insolvency" or "Insolvent" means, at any particular time, a Multiemployer Pension Plan is insolvent within the meaning of Section 4245 of ERISA.

      "Instrument" means any contract, agreement, letter of credit, indenture, mortgage, warrant, deed, certificate of title, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, any Lien (or right or interest therein) is granted or perfected, or any property (or right or interest therein) is conveyed.

      "Intellectual Property" means, collectively, (a) patents, patent rights and patent applications, copyrights and copyright applications, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademarks, trade name and service mark registrations, and (b) patent licenses, trademark licenses, copyright licenses and other licenses to use any of the items described in clause (a), and any other items necessary to conduct or operate the business of the Borrower and its Subsidiaries.

      "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA for such period to (b) Interest Expense for such period.

      "Interest Expense" means, for any period, the interest expense accrued during such period in respect of Indebtedness of the Borrower and its Subsidiaries, measured on a consolidated basis in accordance with GAAP.

      "Interest Period" means, relative to any Eurodollar Loans comprising part of the same Borrowing, the period beginning on (and including) the date on which such Eurodollar Loans are made or continued as, or converted into, Eurodollar Loans pursuant to Section 3.1 or Section 3.4.3 and ending on (but excluding) the date which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding date, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 3.1 or Section 3.4.3; provided, however, that:

      (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than two (2) different dates;

      (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding date);

      (c) (i) no such Interest Period with respect to Term Loans may end later than the Term Loan Maturity Date and (ii) no such Interest Period with respect to Expansion Facility Loans may end later than the Expansion Facility Maturity Date; and

      (d) in the case of Interest Periods for the Term Loans consisting of Eurodollar Loans, no such Interest Period may end later than the date of any principal repayment with respect to the Term Loans as set forth in clause (c) of Section 3.3.1, if on such date the Borrower otherwise would be required to repay any portion of any Borrowing prior to the end of the Interest Period relative to such Borrowing.

      "Internal Revenue Service" means the Internal Revenue Service of the United States of America.

      "Investment" means, relative to any Person:

      (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

      (b) any ownership or similar interest held by such Person in any other Person; and

      (c) the purchase of any debt or equity securities or instruments issued by any other Person (including, without limitation, Stock, notes, debentures, drafts and acceptances, trust certificates, partnership interests or units or membership interests in limited liability companies).

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

      "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of the IRC also refer to any successor sections.

      "Lender" means any of the various lenders as are, or may become, parties to this Agreement.

      "Lender Parties" means, collectively, the Agent and each Lender, and each of their respective successors and assigns, and each of the respective officers, directors, employees, attorneys and agents of the Agent and each Lender and each of their respective successors and assigns, indemnified by the Borrower as provided in Section 9.4.

      "Letter of Credit" means an irrevocable standby letter of credit issued by the Lender for the account of the Borrower or one of its Subsidiaries pursuant to Section 3.10.

      "Letter of Credit Obligation" means, in respect of each Letter of Credit, the undrawn face amount of such Letter of Credit, plus the amount of all drawings under such Letter of Credit for which any Lender has not been reimbursed by the Borrower.

      "Letter of Credit Sub-Facility" means the letter of credit facility provided by the Lenders to the Borrower pursuant to Section 2.1.2 and Section 3.10.

      "Letter of Credit Sub-Facility Amount" means $4,000,000, as such amount may be reduced from time to time pursuant to Section 3.3.4.

      "Letter of Credit Request" means a request and certificate for the issuance of a Letter of Credit, duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower in the form of Exhibit F, delivered by the Borrower to the Agent pursuant to Section 3.10.1, together with the letter of credit application accompanying such request.

      "Lien" means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or otherwise), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction.

      "Loan Documents" means, collectively, this Agreement, the Notes, each Security Document, the Facility Fee and Engagement Letter, the Subsidiary Guaranty, the Pay Proceeds Letter, each Borrowing Request, each
Continuation/Conversion Notice, and each other Instrument executed and delivered by the Borrower or any of its Subsidiaries, on or prior to the date hereof or at any time hereafter, in connection with the transactions contemplated by this Agreement, in each case, as amended, modified or supplemented from time to time.

      "Loan Party" means any of the Borrower, the Borrower's Subsidiaries and any Affiliate of any of them which is a party to any of the Loan Documents.

      "Loans" means, relative to any Lender, the Term Loans and Expansion Facility Loans made by such Lender to the Borrower pursuant to Section 2.1.1 or
Section 2.1.2.

      "Loss" means any loss, damage, destruction, theft, or seizure of, or any other casualty with respect to, or any condemnation of, any property or asset of any Loan Party in an amount in excess of $50,000 individually or $100,000 in the aggregate for any Fiscal Year; and the "amount" of any Loss means the greater of (i) the cost to repair or replace the property or asset that was the subject of such Loss and (ii) the amount of insurance proceeds or condemnation awards payable as a result of such Loss.

      "Material Adverse Change" means a material adverse change in (a) the condition (financial or otherwise), operations, performance, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole, or (b) the rights and remedies of the Lenders or the Agent under the Loan Documents, or (c) the ability of the Borrower to repay the Obligations or of the Borrower or any Subsidiary to perform their respective obligations under the Loan Documents, (d) the legality, validity or enforceability of any Loan Document or (e) the Liens granted the Agent for its benefit and the ratable benefit of the Lenders pursuant to the Security Documents.

      "Maturity" means (i) relative to any Term Loan or portion thereof, the earlier of the Term Loan Maturity Date or such other date when such Loan or portion thereof shall be or become due and payable in accordance with the terms of this Agreement, whether by required repayment, prepayment, declaration, acceleration or otherwise, and (ii) relative to any Expansion Facility Loan or portion thereof, the earlier of the Expansion Facility Maturity Date or such other date when such Expansion Facility Loan or portion thereof shall be or become due and payable in accordance with the terms of this Agreement, whether by required repayment, prepayment, declaration, acceleration or otherwise.

      "Monthly Reporting Requirements" means, collectively, for any calendar month, reports providing for statements of operations for each of the Borrower's and its Subsidiaries' airport concessions or group of airport concessions located at a single airport, substantially in the form of Exhibit H attached hereto, together with true and correct copies of any new leases and amendments and extensions of existing leases executed by the Borrower or any of its Subsidiaries during such calendar month, and together with notices of cancellation of, or termination of or default under, any leases received by the Borrower or any of its Subsidiaries during such calendar month.

      "Mortgage" means any mortgage, deed of trust, deed to secure debt and other instrument, from time to time executed by a Loan Party for the purpose of granting the Agent, for its benefit and for the ratable benefit of the Lenders, a Lien on real property of such Loan Party, in form and substance satisfactory to the Agent; and "Mortgages" shall mean each and every Mortgage.

      "Multiemployer Pension Plan" means a Multiemployer Plan which is subject to Subtitle E of Title IV of ERISA.

      "Multiemployer Plan" means a Plan which is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

      "Net Disposition Proceeds" means, with respect to any sale or disposition of assets, (A) the gross cash proceeds received from such sale or disposition minus (B) the sum of (x) all reasonable out-of-pocket fees and expenses incurred in connection with such sale or disposition plus (y) all taxes incurred in connection with such sale or disposition.

      "Net Income" means, as to any Person for any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP, but excluding extraordinary gains or losses for such period.

      "Net Indebtedness Proceeds" means, with respect to the issuance or incurrence by any Loan Party of any Indebtedness, the excess of: (a) the gross cash proceeds received by such Loan Party from such Indebtedness, minus (b) all reasonable out-of-pocket fees and expenses incurred in connection therewith.

      "Net Securities Proceeds" means, with respect to the issuance or sale by the Borrower or any Subsidiary of any securities representing Stock or Indebtedness of the Borrower or such Subsidiary, the excess of (a) the gross cash proceeds received by the Borrower or such Subsidiary from such issuance and sale, minus (b) all reasonable out-of-pocket fees and expenses incurred in connection with such issuance and sale to Persons that are not Affiliates of the Borrower or any of its Subsidiaries.

      "Notes" means, collectively, all of the Term Notes and all of the Expansion Facility Notes.

      "Obligations" means all obligations of the Borrower with respect to the payment or performance of any obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes and the other Loan Documents.

      "Organic Document" means, relative to any Person, its articles or certificate of incorporation or certificate of limited partnership or organization, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its Stock or partnership interests or other ownership interests, in each case, as amended.

      "Participant" means the banks or other entities that purchase participating interests in any Loan, Note, Commitment or other interest hereunder, as provided in subsection (a) of Section 9.11.

      "Pay Proceeds Letter" means that certain letter, dated as of even date herewith, executed by the Company in favor of the Agent pursuant to which the Company authorizes and directs the Agent to disburse the proceeds of the initial borrowing of the Loans.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pension Plan" means any Plan which is subject to the provisions of Title IV of ERISA, or to the provisions of Section 302 of ERISA or Section 412 of the IRC.

      "Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "PIK Rate" shall have the meaning given such term in Section 3.4.2.

      "Plan" means, at a particular time, any employee benefit plan (within the meaning of Section 3(3) of ERISA), which is covered by ERISA and in respect of which the Borrower, a Subsidiary or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Post-Default Rate" means (a) in the case of each Loan, the sum of the rate per annum otherwise applicable to such Loan from time to time plus two percent (2%) per annum and (b) in the case of all other Obligations, the ING Alternate Base Rate plus three percent (3.0%) per annum.

      "Prepayment Fees" means the fees payable by the Borrower to the Lenders prior to or concurrently with any prepayment as required under Section 3.3.2.

      "Pro Forma Balance Sheets" means, collectively, (a) the consolidated pro forma balance sheet of the Borrower and its Subsidiaries as of the Closing Date, prepared by the Borrower based on the financial statements described in clauses (i) and (ii) of Section 5.4(a), and after giving effect to the consummation of the transactions contemplated hereby to occur on the Closing Date, including the making of the initial Loans on the Closing Date and the consummation of the Closing Date Acquisitions, and (b) the pro forma balance sheet of each of the Subsidiaries as of the Closing Date, prepared by such Subsidiaries based on the financial statements described in clause (ii) of
Section 5.4(a) and after giving effect to the consummation of the transactions contemplated hereby to occur on the Closing Date, including the making of the initial Loans on the Closing Date.

      "Pro Forma EBITDA" means, for any period, EBITDA of the Borrower and its Subsidiaries after giving pro forma effect to each Acquisition consummated by the Borrower or any of its Subsidiaries during such period as if such Acquisition had been consummated on the first day of such period.

      "Projections" means, collectively, the projected balance sheets, statements of operations and changes in cash flows of the Borrower and its Subsidiaries for the Fiscal Years 2002-2011 inclusive, dated December 3, 2002, prepared by the Borrower on an annual basis, together with supporting details and a statement of underlying assumptions.

      "Purchase Money Indebtedness" means Indebtedness incurred to finance part or all of (but not more than) the purchase price of equipment in which neither the Borrower nor any of its Subsidiaries had an interest at any time prior to such purchase.

      "Purchasing Lender" means any Person purchasing all or any part of the rights and obligations under this Agreement and the Notes of any Lender in accordance with Section 9.11.

      "Quarterly Payment Date" means the last day of each March, June, September and December or, if such day is not a Business Day, the immediately preceding Business Day.

      "Reduced Expansion Facility Commitment Amount" shall have the meaning set forth in Section 3.3.4(b).

      "Reference Lenders" means, collectively, JPMorgan Chase Bank, Citibank, N.A. and Bank of America, N.A.

      "Regulatory Change" means, as to any or all of the Lenders or the Agent, any change (including, without limitation, any change in the interpretation) occurring after the Closing Date in, or the adoption after the Closing Date of,
(i) any United States federal or state law or foreign law applicable to the Agent or such Lender, or (ii) any regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to the Agent or such Lender of any court or Governmental Authority charged with the interpretation or administration of any law referred to in clause (i) or of any central bank or fiscal, monetary or other authority having jurisdiction over the Agent or Lender.

      "Reorganization" means with respect to any Multiemployer Pension Plan, the condition that such plan is in reorganization within the meaning of such Term As used in Section 4241 of ERISA.

      "Reportable Event" means (i) a reportable event described in Section 4043 of ERISA and regulations thereunder (other than any Reportable Event described in Section 4043(c)(2) or (7) for which notice is waived), (ii) a withdrawal by a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA) from a Single Employer Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of participants under a Single Employer Plan to be separated from employment, as referred to in Section 4062(e) of ERISA.

      "Required Lenders" means, (a) Lenders having, in the aggregate, 66% or more of the aggregate Commitments or (b) if the Commitments shall have been terminated, whether pursuant to this Agreement or otherwise, Lenders having, in the aggregate, 66% of the aggregate of the outstanding principal amount of the Loans and Letter of Credit Obligations.

      "Requirements of Law" means, as to any Person, the Organic Documents of such Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including all disclosure and other requirements of ERISA, the requirements of Environmental Laws and Environmental Permits, the requirements of OSHA, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Reserve Requirement" means, relative to any Interest Period for any Eurodollar Loans, from time to time during such Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurodollar Liabilities", as currently defined under Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

      "Schedule" means each Schedule attached hereto, as each may be amended, supplemented or otherwise modified from time to time by the Borrower with the consent of the Required Lenders as provided in Section 4.2.2.

      "Security Agreement" means the Security Agreement, dated as of the Closing Date, made by the Borrower and each of its Subsidiaries in favor of the Agent, for its benefit and for the ratable benefit of the Lenders, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

      "Security Documents" means, collectively, the Security Agreement, the Borrower Pledge Agreement, the Subsidiary Guaranty, each Control Account Agreement, the Assignment of Life Insurance, the Financing Statements, any Mortgage and each other Instrument at any time delivered in connection with the foregoing to secure the Obligations.

      "Senior Debt" means, for any period, the aggregate outstanding principal amount of all Obligations as of the last day of such period (other than Indebtedness consisting of reimbursement obligations in respect of undrawn amounts under outstanding Letters of Credit).

      "Senior Debt Ratio" means, as of any date occurring on or after December 31, 2002, the ratio of (a) Senior Debt as of such date to (b) Pro Forma EBITDA for the period of twelve consecutive months most recently ending on or prior to such date.

      "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, other than a Multiemployer Plan.

      "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is greater than the total amount of liabilities, including contingent and unliquidated liabilities, of such Person, (ii) such Person is able to pay all liabilities of such Person as they mature, and (iii) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Stock" means all shares of capital stock of or in a corporation, whether voting or non-voting, and including common stock and preferred stock.

      "Subsidiary" of any corporation means any other corporation, partnership or limited liability company of which greater than 50% of the outstanding shares of Stock or other ownership interests having ordinary voting power for the election of directors (or others serving equivalent functions) is owned directly or indirectly by such corporation. Except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Borrower.

      "Subsidiary Guaranty" means the Guaranty of all the Obligations, dated as of the Closing Date, made by each Subsidiary of the Borrower in favor of the Agent and the Lenders, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

      "Taxes" means all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its Net Income and franchise taxes imposed on it.

      "Term Loan" means a loan made by a Lender to the Borrower pursuant to
Section 2.1.1.

      "Term Loan Availability" means, on any date, an amount equal to (a) the Term Commitment Amount minus (b) the then aggregate outstanding principal amount of all Term Loans.

      "Term Loan Commitment" means the commitment of the Lenders to make the Term Loans pursuant to Section 2.1.1.

      "Term Loan Commitment Amount" means $7,400,000, as such amount may be reduced from time to time pursuant to Section 3.3.4.

      "Term Loan Percentage" means as to any Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's Term Loan Commitment and the denominator of which is the aggregate amount of the Term Loan Commitment Amount.

      "Term Loan Maturity Date" means December 31, 2007.

      "Term Note" means a promissory note of the Borrower, dated the date hereof, and substantially in the form of Exhibit A-1 attached hereto, as amended, restated, supplemented or otherwise modified from time to time, and shall also refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Total Commitment" means, collectively, the aggregate Term
Loan Commitments and Expansion Facility Commitments of all Lenders.

      "Total Commitment Amount" means, collectively, the sum of the Term Loan Commitment Amount and the Expansion Facility Commitment Amount.

      "Total Debt Ratio" means, as of any date occurring on or after December 31, 2002, the ratio of (a) the aggregate outstanding principal amount of Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness consisting of reimbursement obligations in respect of undrawn amounts under Letters of Credit) to (b) Pro Forma EBITDA for the period of twelve consecutive months most recently ending on or prior to such date.

      "UCC" means the Uniform Commercial Code of the State of New York, as in effect from time to time.

      "United States" or "U.S." means the United States of America, its 50 States and the District of Columbia.

      "Unused Amount" shall have the meaning set forth in Section 2.3(a).

      "Voting Stock" means, with respect to any Person, Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      "Working Capital" means, as of any date, an amount equal to the current assets of the Borrower and its Subsidiaries as of such date (excluding cash and Cash Equivalent Investments), less the current liabilities of the Borrower and its Subsidiaries as of such date (excluding current maturities of the obligations), in each case, determined on a consolidated basis in accordance with GAAP.

      "written" or "in writing" means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

      SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Schedules and each Note, Borrowing Request, Compliance Certificate, the Borrowing Base Certificate, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

      SECTION 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan

Document, as the case may be, and unless otherwise specified, references in any Article, Section, or definition to any subsection or clause are references to such subsection or clause of such Section, Article or definition.

      SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP.

                                 ARTICLE 2
                                COMMITMENTS
                                -----------

       SECTION 2.1 Loan Commitments. Subject to the terms and conditions of this Agreement (including Article 4), each Lender agrees to provide: (a) its Term Loan Commitment and (b) its Expansion Facility Commitment; each as more fully described in this Section 2.1.

      SECTION 2.1.1 Term Loan Commitment. Subject to the limitations set forth in this Agreement, from time to time on any Business Day occurring during the period commencing on the Closing Date to, but excluding, November 30, 2003, each Lender severally will make its Term Loan Percentage of any Borrowing of Term Loans on such Business Day as the Borrower shall request in accordance with Section 3.1; provided, that on the Closing Date the total amount of Term Loans outstanding shall be at least $4,000,000. Once repaid, the Borrower may not reborrow Term Loans.

      SECTION 2.1.2 Expansion Facility Commitment. Subject to the limitations set forth in this Agreement, from time to time on any Business Day occurring during the period commencing on the Closing Date to, but excluding, September 30, 2007, each Lender severally will make its Expansion Facility Percentage of any Borrowing of Expansion Facility Loans on such Business Day as the Borrower shall request in accordance with Section 3.1 and will cause the issuance of Letters of Credit as the Borrower shall request in accordance with
Section 3.10. Subject to the terms hereof, the Borrower may from time to time borrow, repay, and reborrow Expansion Facility Loans pursuant to the Expansion Facility Commitment.

      SECTION 2.1.3 Agent and Lenders Not Required to Extend Credit under Expansion Facility Commitment. The Agent and the Lenders shall not be required to make any Expansion Facility Loan or issue or cause the issuance of any Letter of Credit, if after giving effect thereto, the then aggregate outstanding principal amount of all Expansion Facility Loans plus the outstanding amount of all Letter of Credit Obligations would exceed the lesser of (i) the Expansion Facility Commitment Amount or (ii) the Borrowing Base.
The Agent and the Lenders shall not be required issue or cause the issuance of any Letter of Credit, if after giving effect thereto, the then aggregate outstanding amount of all Letter of Credit Obligations would exceed the Letter of Credit Sub-Facility Amount.

      SECTION 2.2 Establishment of Reserves. The Agent shall have the right to establish, in such amounts, and with respect to such matters, as the Agent, based on the Agent's customary credit considerations, shall deem necessary or appropriate, reserves with respect to (i) Charges and Liens; (ii) Environmental Liabilities and Costs, (iii) sums as to which the Agent and the Lenders are permitted to make Expansion Facility Loans on the Borrower's behalf under
Section 3.3.3 of this Agreement; and (iv) such other matters, events, conditions or contingencies as to which the Agent, based on the Agent's credit considerations, reasonably determines reserves should be established from time to time hereunder.

      SECTION 2.3   Commitment Fee, Unused Commitment Fee and Administrative
Fees.

            (a) The Borrower agrees to pay to each Lender a nonrefundable unused commitment fee, for the period from and including the Closing Date to but excluding the earliest date on which the aggregate outstanding principal amount of all Expansion Facility Loans plus the aggregate outstanding amount of Letter of Credit Obligations exceeds $2,000,000 (the "Expansion Facility Threshold Date"), equal to such Lender's Expansion Facility Percentage of _ of 1% (0.75%) per annum on the amount by which (A) the Expansion Facility Commitment Amount exceeds (B) the aggregate outstanding principal amount of all Expansion Facility Loans plus the aggregate outstanding amount of Letter of Credit Obligations (the "Unused Amount"). The Borrower agrees to pay to each Lender a nonrefundable unused commitment fee, for the period from and including the Expansion Facility Threshold Date to but excluding the September 30, 2007, equal to such Lender's Expansion Facility Percentage of " of 1% (0.50%) per annum on the Unused Amount. The unused commitment fee described in this subsection (a) shall be calculated on a daily basis and shall be payable by the Borrower in arrears on each Quarterly Payment Date and on the September 30, 2007.

            (b) The Borrower agrees to pay to each Lender a nonrefundable unused commitment fee, for the period from and including the Closing Date to but excluding November 30, 2003, equal to such Lender's Term Loan Percentage of _ of 1% (0.75%) per annum on the amount by which (A) the Term Loan Commitment Amount exceeds (B) the aggregate outstanding principal amount of all Term
Loans.   The unused commitment fee described in this subsection (b) shall be calculated on a daily basis and shall be payable by the Borrower in arrears on each Quarterly Payment Date and on November 30, 2003.

            (c) The Borrower shall pay to the Agent, for its own account, the fees in the amount of and at such times as shall be set forth in the Facility Fee and Engagement Letter.

      SECTION 2.4   Increased Costs; Capital Adequacy.

            (a) The Borrower shall pay to each Lender from time to time on demand such amounts as Lender may determine to be reasonably necessary to compensate it or its holding company for any costs which Lender determines are attributable to its making or maintaining Loans, issuing Letters of Credit, or maintaining Commitments hereunder, or any reduction in any amount receivable by Lender hereunder in respect of any such Loans, Letters of Credit or Commitments, resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to Lender under this Agreement in respect of any of such Loans, Letters of Credit or Commitments (other than taxes imposed on the overall net income of Lender); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Lender or any holding company of Lender (including a request or requirement which affects the manner in which Lender or the holding company thereof allocates capital resources to commitments, including the Commitments). Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle Lender to compensation pursuant to this subsection (a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

            (b) Without limiting the effect of the foregoing provisions of this Section 2.4 (but without duplication), the Borrower shall pay to Lender from time to time upon demand by Lender such amounts as the Lender may determine to be reasonably necessary to compensate Lender for any costs which it determines are attributable to the maintenance by it or its holding company, pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, in effect after the date of this Agreement, of capital in respect of its Loans, Letters of Credit or Commitments (such compensation to include an amount equal to any reduction in return on assets or equity of Lender or its holding company to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). The Lender will notify the Borrower if it is entitled to compensation pursuant to this subsection (b) as promptly as practicable after it determines to request such compensation.

            (c) Each notice delivered by Lender pursuant to this Section 2.4 shall contain a statement of Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) which shall, in the absence of manifest error, be presumed correct of the matters stated therein and be binding upon the Borrower. In determining such amount, Lender may use any method of averaging and attribution that it in good faith shall deem applicable.


                                 ARTICLE 3
                              LOANS AND NOTES
                              ---------------

       SECTION 3.1 Borrowing Procedure. (a) In the case of Expansion Facility Loans, by delivering a Borrowing Request to the Agent's office on or before 1:00 p.m., New York City time, at least two (2) Business Days in advance of the requested borrowing date, the Borrower may from time to time request that a Borrowing of Expansion Facility Loans be made on the Business Day specified in such Borrowing Request. Such Borrowings of Expansion Facility Loans shall be in a minimum aggregate amount equal to $500,000 and in integral multiples of $100,000 or, if less, the amount of the Expansion Facility Availability immediately prior to such Borrowing. Each Borrowing shall be made on the Business Day specified in the Borrowing Request therefor (including the initial Borrowing to be made on the Closing Date, if any). On such Business Day, each Lender shall, on or before 3:00 p.m., New York City time, deposit same day funds with the Agent in the amount equal to such Lender's Expansion Facility Percentage of such Borrowing, such deposit to be made to such account as the Agent shall specify from time to time by notice to the Lenders. On the Business Day specified by the Borrower in the Borrowing Request, the proceeds of such Borrowing shall be made available to the Borrower by wire transfer of such proceeds to such transferees, or to such accounts of the Borrower, as the

Borrower shall have specified in the Borrowing Request therefor; provided, however, that in each case the Agent shall be required to make available to the Borrower the proceeds of any Borrowing only to the extent received by it in same day funds from the Lenders. No Lender's obligation to make any Expansion Facility Loan shall be affected by any other Lender's failure to make any Expansion Facility Loan.

      (b) in the case of Term Loans, by delivering a Borrowing Request to the Agent's office on or before 1:00 p.m., New York City time, at least two (2) Business Days in advance of the requested borrowing date, the Borrower may from time to time request that a Borrowing of Term Loans be made on the Business Day specified in such Borrowing Request. Such Borrowings of Term Loans shall be in a minimum aggregate amount equal to $500,000 and in integral multiples of $100,000 or, if less, the amount of the Term Loan Availability immediately prior to such Borrowing. Each Borrowing shall be made on the Business Day specified in the Borrowing Request therefor (including the initial Borrowing to be made on the Closing Date). On such Business Day, each Lender shall, on or before 3:00 p.m., New York City time, deposit same day funds with the Agent in the amount equal to such Lender's Term Loan Percentage of such Borrowing, such deposit to be made to such account as the Agent shall specify from time to time by notice to the Lenders. On the Business Day specified by the Borrower in the Borrowing Request, the proceeds of such Borrowing shall be made available to the Borrower by wire transfer of such proceeds to such transferees, or to such accounts of the Borrower, as the Borrower shall have specified in the Borrowing Request therefor; provided, however, that in each case the Agent shall be required to make available to the Borrower the proceeds of any Borrowing only to the extent received by it in same day funds from the Lenders. No Lender's obligation to make any Term Loan shall be affected by any other Lender's failure to make any Term Loan.

      SECTION 3.2   Notes.  All Loans made by any Lender shall be evidenced:

      (a) in the case of the Term Loans, by a Term Note made by the Borrower payable to the order of such Lender in a principal amount equal to the Term Loan Commitment Amount; and

      (b) in the case of the Expansion Facility Loans, by a Expansion Facility Note made by the Borrower payable to the order of such Lender in a principal amount equal to the Expansion Facility Commitment Amount.

The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on a grid schedule attached to such Lender's Notes (or on a continuation of any such grid attached to any Note and made a part thereof), which notations shall evidence, inter alia, the date and outstanding principal amount of the Loans evidenced thereby. The notations on any such grid (and on any such continuation) indicating the outstanding principal amount of a Lender's Loans shall be presumptive evidence of the principal amount thereof owing and unpaid, but the failure to record any such amount on any such grid (or on any such continuation) shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Note to make payments of principal of or interest on such Loans when due.

      SECTION 3.3   Principal Payments   Repayments and prepayments of
principal of the Loans shall be made in accordance with this Section 3.3.

      SECTION 3.3.1 Repayments and Prepayments. The Borrower will make payment in full of all unpaid principal of the Term Loans at the Term Loan Maturity Date and the Expansion Facility Loans at the Expansion Facility Maturity Date (or such earlier date as the Loans may become or be declared due and payable pursuant to Article 7). Prior thereto, the Borrower:

            (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) all such voluntary prepayments shall be in a minimum amount of $500,000 (subject to the Borrower's right to prepay in full the entire unpaid principal amount of the Loans under the Expansion Facility or the Term Loan Facility it has incurred), (ii) such prepayment shall require at least five (5) Business Days prior written notice to the Agent, and (iii) the Borrower pays to the Lenders any Prepayment Fees required to be paid pursuant to Section 3.3.2.

            (b) shall, on any Business Day on which the aggregate outstanding principal amount of all Expansion Facility Loans plus the then aggregate amount of Letter of Credit Obligations exceeds the lesser of (i) the Expansion Facility Commitment Amount or (ii) the Borrowing Base, make a mandatory prepayment of the outstanding principal amount of the Expansion Facility Loans and provide cash collateral in respect of Letter of Credit Obligations in an amount equal to such excess amount;

            (c) shall, on each Quarterly Payment Date, commencing on June 30, 2004 and ending on the Term Loan Maturity Date, make a scheduled principal payment of the Term Loans in an amount equal to the respective percentage of the aggregate outstanding principal amount of the Terms Loans as of December 31, 2003 (without giving effect to any increase in the principal amount of the Term Loans resulting from the compounding of interest accruing at the PIK Rate) set forth opposite such Quarterly Payment Date below:

                                         Quarterly Principal Payment
                                       (As a Percentage of Outstanding)
                                       Principal Amounts of Term loans
       Quarterly Payment Date             as of December 31, 2003
       ----------------------          --------------------------------

          June 30, 2004                               3.72%
          September 30, 2004                          3.72%
          December 31, 2004                           3.72%
          March 31, 2005                              3.72%
          June 30, 2005                               3.72%
          September 30, 2005                          5.07%
          December 31, 2005                           9.12%
          March 31, 2006                              9.12%
          June 30, 2006                               9.12%
          September 30, 2006                          9.12%
          December 31, 2006                           9.96%
          March 31, 2007                              9.96%
          June 30, 2007                               9.96%
          September 30, 2007                          9.97%

            (d) shall, on the Term Loan Maturity Date, make a scheduled principal payment of the Term Loans in an amount equal to the unpaid principal amount of the Term Loans attributable to the aggregate increase in the principal amount of the Term Loans resulting from the compounding of interest accruing at the PIK Rate in accordance with Section 3.4.2;

            (e) shall, (A) on December 31, 2007, March 31, 2008 and June 30, 2008, make a scheduled principal payment on the Expansion Facility Loans in an amount equal to the greater of (i) fifteen percent (15%) of the Reduced Expansion Facility Commitment Amount or (ii) $800,000 and (B) on the Expansion Facility Maturity Date, make a principal payment on the Expansion Facility Loans in amount equal to the outstanding principal amount of all Expansion Facility Loans;

            (f) shall, concurrently with receipt by the Borrower or any Subsidiary or the Agent of any condemnation awards with respect to any Loss, make a mandatory prepayment of the Loans in an amount equal to such condemnation award;

            (g) shall, promptly after receipt by the Borrower or any Subsidiary or the Agent of any insurance proceeds with respect to any Loss resulting from a casualty, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the actual cost incurred by the Borrower or such Subsidiary to repair or replace the property or asset which was the subject of the Loss or deemed Loss giving rise to such insurance proceeds;

            (h) shall, promptly after receipt by the Borrower or any Subsidiary or the Agent of any insurance proceeds with respect to any Loss resulting from a liability, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the amount of the liability to be satisfied with such proceeds (to the extent such liability is so satisfied);

            (i) shall, (i) concurrent with the delivery of the financial information required under clause (a)(i) of Section 6.1.1 with respect to the Fiscal Years ending December 31, 2003 and December 31, 2004 (but in no event later than the date such information is required to be delivered), make a mandatory prepayment of the outstanding principal amount of the Loans in an amount equal to fifty percent (50%) of Excess Cash Flow for the Fiscal Year with respect to which such financial information was delivered or is required to be delivered, and (ii) concurrent with the delivery of the financial information required under clause (a)(i) of Section 6.1.1 with respect to the Fiscal Year ending December 31, 2005 and each Fiscal Year thereafter (but in no event later than the date such information is required to be delivered), make a mandatory prepayment of the outstanding principal amount of the Loans in an amount equal to seventy-five percent (75%) of Excess Cash Flow for the Fiscal Year with respect to which such financial information was delivered or is required to be delivered;

            (j) shall, upon receipt by the Borrower or any Subsidiary or the Agent of any Net Disposition Proceeds, make a mandatory prepayment of the Loans in an amount equal to such Net Disposition Proceeds, provided, that this clause
(j) of Section 3.3.1 shall not in any event be deemed a consent to any disposition by any Loan Party which is otherwise prohibited by the terms of this Agreement or of any of the other Loan Documents;

            (k) shall, upon receipt by the Borrower or any Subsidiary or the Agent of any Net Securities Proceeds, make a mandatory prepayment of the Loans in an amount equal to fifty percent (50%) of such Net Securities Proceeds; provided, that this clause (k) of Section 3.3.1 shall not in any event be deemed a consent to any issuance of Stock or the incurrence of Indebtedness by any Loan Party which is otherwise prohibited by the terms of this Agreement or of any of the other Loan Documents;

            (l) shall, concurrently with receipt by any Loan Party of any Net Indebtedness Proceeds during any Fiscal Year (excluding any Net Indebtedness Proceeds received on the Closing Date and any Indebtedness incurred by any Loan Party pursuant to clause (e) of Section 6.2.2), make a mandatory prepayment of the Loans, in an aggregate amount equal to such Net Indebtedness Proceeds; provided that this clause (k) of Section 3.3.1 shall not in any event be deemed a consent to any incurrence of Indebtedness by any Loan Party which is otherwise prohibited by the terms of this Agreement or any of the other Loan Documents;

            (m) shall, concurrently with the delivery of the Borrowing Base Certificate required under clause (i) of Section 6.1.1, make a mandatory prepayment of the Expansion Facility Loans and provide cash collateral for outstanding Letter of Credit Obligations in the aggregate amount, if any, by which the outstanding principal amount of Expansion Facility Loans plus the outstanding amount of Letter of Credit Obligations exceed the Borrowing Base shown thereon; and

            (n) shall, upon the occurrence of a Change of Control, make a mandatory prepayment of the entire outstanding principal amount of all Loans together with accrued and unpaid interest and all other outstanding Obligations.

Unless expressly set forth to the contrary in this Section 3.3.1 or elsewhere in the Agreement, any mandatory prepayment of Loans required to be made by the Borrower pursuant to this Section 3.3.1 shall be applied (i) first, to the payment in full of the outstanding amount of the Term Loans; and (ii) second, to the payment in full of all outstanding Expansion Facility Loans. Unless expressly set forth to the contrary in this Section 3.3.1 or elsewhere in this Agreement, (i) any mandatory prepayment of the Term Loans shall be applied to required installments of principal under subsection (c) of this Section 3.3.1 in inverse order of maturity, and (ii) any mandatory prepayment of the Expansion Facility Loans shall be applied to required installments of principal under subsection (d) of this Section 3.3.1 in inverse order of maturity.


      SECTION 3.3.2   Prepayment Fees.

            (a) Upon any whole or partial reduction of any Commitments on or before the first anniversary of the Closing Date (other than any reduction resulting from a mandatory repayment required under clauses (b), (c), (d), (e),
(f), (g), (h), (i) or (m) of Section 3.3.1, the Borrower shall pay to the Lenders prior to or concurrently with such prepayment a Prepayment Fee in an amount equal to three percent (3%) of the amount of such reduction.

            (b) Upon any whole or partial reduction of any Commitments after the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date, (other than any reduction resulting from a mandatory repayment required under clauses (b), (c), (d), (e), (f), (g), (h),
(i) or (m) of Section 3.3.1, the Borrower shall pay to the Lenders prior to or concurrently with such prepayment a Prepayment Fee in an amount equal to two percent (2%) of the amount of such reduction.

            (c) Upon any whole or partial reduction of any Commitments after the second anniversary of the Closing Date but on or before the third anniversary of the Closing Date, (other than any reduction resulting from a mandatory repayment required under clauses (b), (c), (d), (e), (f), (g), (h),
(i) or (m) of Section 3.3.1, the Borrower shall pay to the Lenders prior to or concurrently with such prepayment a Prepayment Fee in an amount equal to one percent (1%) of the amount of such reduction.

            (d) Any Prepayment Fees shall be paid by the Borrower to the Lenders as liquidated damages for the loss of the bargain and shall not constitute a penalty.

      SECTION 3.3.3   Expansion Facility Loans on Borrower's Behalf.   The
Lenders are authorized to, and at their option may, make Expansion Facility Loans on behalf of the Borrower for payment of all fees, expenses, charges, costs, principal and interest owed by the Borrower to the Lenders or the Agent under this Agreement and the other Loan Documents. Such Expansion Facility Loans shall be made when and as the Borrower fails promptly to pay same, and all such Expansion Facility Loans shall constitute Loans made to the Borrower and shall be secured by all of the Collateral. Following the making of any Expansion Facility Loans pursuant to this Section 3.3.3, such Lender shall promptly notify the Borrower of the making of such Expansion Facility Loans and the aggregate principal amount of such Loans; provided that the failure by any Lender to give such notice shall not affect the Borrower's obligations under this Agreement or with respect to such Expansion Facility Loans.

      SECTION 3.3.4   Reduction of Commitments.

            (a) The Borrower shall not have the right to reduce the Expansion Facility Commitment Amount or cancel the Expansion Facility Commitment except upon the simultaneous prepayment of all outstanding Loans and termination of all Commitments.

            (b) The Expansion Facility Commitment (and Expansion Facility Commitment Amount) shall be permanently reduced by the amount of any prepayments required under subsections (c), (d), (e), (f), (g) or (h) of
Section 3.3.1 that in accordance with Section 3.3.1 are applied to the Expansion Facility Loans. In addition, on September 30, 2007, the Expansion Facility Commitment (and Expansion Facility Commitment Amount) shall be permanently reduced by the amount equal to the sum of (A) the Expansion Facility Commitment Amount minus (B) the sum of the outstanding principal amount of Expansion Facility Loans plus the outstanding amount of Letter of Credit Obligations on such date (the "Reduced Expansion Facility Commitment Amount").

            (c) The Term Loan Commitment (and the Term Loan Commitment Amount) shall be permanently reduced on any day on which the principal amount of the Term Loan is repaid by the amount of such repayment. In addition, on December 31, 2003, the Term Loan Commitment (and the Term Loan Commitment Amount) shall be permanently reduced in an amount equal to the sum of (A) the Term Loan Commitment Amount minus (B) the outstanding principal amount of the Term Loans on such date.

      SECTION 3.4 Interest. Interest on the outstanding principal amount of the Loans and other outstanding Obligations shall accrue and be payable in accordance with this Section 3.4.

      SECTION 3.4.1   Expansion Facility Loan Rates.   Subject to Section
3.4.4, each Borrowing of Expansion Facility Loans shall accrue interest at the following rates per annum, at the election of the Borrower pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice:

            (a) during such periods as such Borrowing consists of Base Rate Loans, the ING Alternate Base Rate as in effect from time to time plus the Applicable Margin, and

            (b) during such periods as such Borrowing consists of Eurodollar Loans, for each Interest Period relating thereto, the Eurodollar Rate for such Interest Period plus the Applicable Margin.

      SECTION 3.4.2   Term Loan Rate.   Subject to Section 3.4.4, the
outstanding principal amount of the Term Loans shall accrue interest at a rate of (a) 10.0% per annum (the "Current Term Rate") plus (b) 2% per annum (the "PIK Rate"). Interest accruing at the PIK Rate shall be payable annually in cash, commencing on December 31, 2002 and continuing on the last day of each December thereafter through and including the Term Loan Maturity Date, provided, however, that at the option of the Borrower such accrued and unpaid interest may be paid when due by increasing the principal amount of the Term Loans by the amount of such accrued and unpaid interest accruing at the PIK Rate, and interest shall thereafter accrue on the principal amount of the Term Loans as so increased at the rates and in the manner specified in clauses (a) and (b) of the immediately preceding sentence of this Section 3.4.2. In event that the Agent does not receive any accrued and unpaid interest accruing at the PIK Rate when due, the Borrower shall be deemed to have exercised its option to pay such accrued and unpaid interest by increasing the principal amount of the Term Loans by the amount of such accrued and unpaid interest.

      SECTION 3.4.3   Continuation and Conversion Elections.   By delivering a
Continuation/Conversion Notice to the Agent on or before 3:00 p.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (3) or no more than five (5) Business Days' notice, that all or any portion of an aggregate minimum amount of $500,000 and an aggregate multiple of $100,000 of Expansion Facility Loans be, in the case of Base Rate Loans, converted into Eurodollar Loans or, in the case of Eurodollar Loans, continued as Eurodollar Loans; provided, however, that no portion of the outstanding principal amount of any Expansion Facility Loan may be continued as, or converted into, a Eurodollar Loan when any Default has occurred and is continuing.

The Agent shall give prompt telephonic notice to each Lender of the interest rate determined pursuant to this Section 3.4.3 with respect to such Loans. Absent delivery of a Continuation/Conversion Notice with respect to any

Eurodollar Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Loan shall, on such last day, automatically convert to a Base Rate Loan.

      SECTION 3.4.4   Post-Default Rates.   From and after the occurrence of an
Event of Default and during the continuance thereof, the Borrower shall pay interest (after as well as before judgment) on the outstanding principal amount of all Loans and other Obligations at a rate per annum equal to the Post-Default Rate applicable to such Loans and other Obligations.

      SECTION 3.4.5   Payment Dates.   Accrued interest on the Loans shall be
payable, without duplication:

            (a)   on Maturity of such Loans;

            (b) with respect to any portion of any Loan prepaid or repaid pursuant to Section 3.3.1, on the date of such prepayment or repayment is due as provided in Section 3.3.1 and, in the case of a voluntary prepayment, on the date set forth in any notice required for such prepayment; and

            (c) with respect to Base Rate Loans, on each Quarterly Payment Date, commencing with the first such day following the Closing Date;

            (d) with respect to Eurodollar Loans, on the last day of each applicable Interest Period (and if such Interest Period shall exceed three (3) months, also on the numerically corresponding day of the third calendar month after the commencement of such Interest Period);

            (e) with respect to any Base Rate Loans converted into Eurodollar Loans on a day which is not a Quarterly Payment Date, on the date of such conversion;

            (f) with respect to interest accruing on the Term Loans at the Current Term Rate, such interest shall be paid on the Quarterly Payment Date, and with respect to interest accruing on the Term Loans at the PIK Rate, such interest shall be paid on the last day of each calendar year in cash, or at the option of the Borrower, by adding the amount of such interest to the principal amount of the Term Loans as provided in Section3.4.2;

            (g)   on the date of acceleration of such Loans pursuant to Section
7.2 or Section 7.3; and

            (h) with respect to interest accruing at any Post-Default Rate and, to the extent permitted by applicable law, interest on overdue amounts (including overdue interest), upon demand.

      SECTION 3.4.6   Rate Determinations.   All determinations by the Agent of
the rate of interest applicable to any Loan shall be presumed correct in the absence of manifest error.

      SECTION 3.4.7   Limitation on Types of Loans.   (a) Anything herein to
the contrary notwithstanding, if on or prior to the determination of any Eurodollar Rate for any Interest Period, the Agent determines in good faith, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or (b) the Required Lenders determine in good faith, which determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to cover adequately the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period; then the Agent shall give the Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to continue Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or such Loans shall be converted into Base Rate Loans in accordance with Section 3.4.9 hereof.

      SECTION 3.4.8   Illegality.    Notwithstanding any other provision of
this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section
3.4.9 hereof shall be applicable).

      SECTION 3.4.9   Treatment of Affected Loans.   If the obligation of any
Lender to make Eurodollar Loans or continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Sections 3.4.7 or 3.4.8 hereof, such Lender's Eurodollar Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a conversion required by Sections 3.4.7 or 3.4.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.4.7 or 3.4.8 hereof which gave rise to such conversion no longer exist:

            (a) to the extent that such Lender's Eurodollar Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

            (b) all Loans which would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans and all Base Rate Loans of such Lender which would otherwise be converted into Eurodollar Loans shall remain as Base Rate Loans.

Promptly after the circumstances specified in Sections 3.4.7 or 3.4.8 which gave rise to the conversion of such Lender's Eurodollar Loans pursuant to this
Section 3.4.9 no longer exist, such Lender shall give the Agent and the Borrower notice thereof, and the Borrower may thereafter request conversion of such Loans to Eurodollar Loans, subject to the subsequent application of
Section 3.4.7 or 3.4.8.

      SECTION 3.4.10   Compensation.   The Borrower shall pay to the Agent for
the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

            (a) any payment, prepayment or conversion of a Eurodollar Loan made by Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Article 7 hereof) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in
Article 4 hereof to be satisfied) to borrow a Eurodollar Loan from Lender on the date for such borrowing specified in the Borrowing Request given pursuant to Section 3.1 hereof.

      SECTION 3.5   Taxes.

            (a) Any and all payments by the Borrower hereunder or under the Notes or any other Loan Document shall be made, in accordance with this Section 3.5, free and clear of and without deduction for any and all present or future Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5), such Lender or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law;

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or intangibles taxes or any other excise or property taxes, transfer taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to this Agreement, the Notes, or any other Loan Document;

            (c) The Borrower will indemnify each Lender and the Agent for the full amount of the taxes, charges and levies described in subsections (a) and
(b) of this Section 3.5 (including, without limitation, any such taxes, charges and levies imposed by any jurisdiction on amounts payable under this Section 3.5) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes, charges and levies were correctly or legally asserted. Payment under this subsection (c) shall be made within ten
(10) days from the date such Lender or the Agent (as the case may be) makes written demand therefor;

            (d) Within ten (10) days after the date of any payment of Taxes by the Borrower, the Borrower will furnish to the Agent, at its address referred to in Section 9.2, the original or a certified copy of any receipt received by the Borrower evidencing payment thereof.

            (e) On or prior to the Closing Date and on or prior to the first Business Day of each calendar year thereafter, each Foreign Lender shall provide the Agent and the Borrower with two properly executed original Forms 4224 and 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Agent, and properly executed Internal Revenue Service Forms W-8 or W-9 (or any successor form), as the case may be, certifying (i) as to such Foreign Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Foreign Lender hereunder and under the Notes or (ii) that all payments to be made to such Foreign Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each Foreign Lender agrees to provide the Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Agent and the Borrower.

      SECTION 3.6   Payments, Interest Rate Computations, Other Computations,
Etc.   All payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document, in respect of principal or interest on the Term Notes shall be made by the Borrower to the Agent for the account of the Lenders, pro rata according to their respective Term Loan Percentages. All payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document, in respect of principal or interest on the Expansion Facility Notes shall be made by the Borrower to the Agent for the account of the Lenders, pro rata according to their respective Expansion Facility Percentages. The payment of the fees referred to in Section 2.3 shall be made by the Borrower to the Agent for the account of the Lenders pro rata according to their respective Expansion Facility Percentages and Term Loan Percentages. All other amounts payable to the Agent or any Lender under this Agreement or any other Loan Document (except under Section 2.4) shall be paid to the Agent for the account of the Person entitled thereto. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York City time, on the date due, in immediately available funds, to an account of the Agent specified from time to time to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit in the type of funds received to each Lender notified to the Agent its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately preceding Business Day.

      SECTION 3.7 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of or interest on any Loan or other Obligations in excess of such Lender's respective share of payments then or therewith obtained thereon by all Lenders, such Lender which has received in excess of its pro rata share shall purchase from the other Lenders such participations in such Notes or other Obligations held by them as shall be necessary to cause such purchaser to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 3.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 3.8) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.7 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.7 to share in the benefits of any recovery on such secured claim.

      SECTION 3.8   Setoff.   In addition to and not in limitation of any
rights of any Lender under applicable law, each Lender shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and the Borrower hereby grants to each Lender, as security for such Obligations, a continuing security interest in any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, any such appropriation and application shall be subject to the provisions of Section 3.7.

      SECTION 3.9   Use of Proceeds.

            (a) The Borrower shall use the proceeds of the Term Loans (i) to refinance certain of the Borrower's and its Subsidiaries' Indebtedness, (ii) to finance the cash purchase price of any Approved Acquisition, including any Closing Date Acquisition, (iii) to finance Build-Out Capex, and (iv) to pay fees and expenses associated with this Agreement, any Closing Date Acquisition and any Approved Acquisition. The Borrower shall use the proceeds of the Expansion Facility Loan (i) to finance the cash purchase price for Approved Acquisitions, including any Closing Date Acquisition, (ii) to finance Build-Out Capex, (iii) to provide for the ongoing working capital needs of the Borrower and (iv) to provide for Letters of Credit pursuant to the terms of Section 3.10.

            (b) No part of the proceeds of any Loans shall be used for any purpose which violates Regulations T, U or X of the F.R.S. Board.

            SECTION 3.10   Letters of Credit.   Upon and subject to the terms
and conditions of this Section 3.10, in addition to the terms and conditions set forth elsewhere in this Agreement, the Lenders, from time to time, in accordance with their respective Expansion Facility Percentages, severally shall arrange for the issuance of Letters of Credit for the account of the Borrower or any of its Subsidiaries.

      SECTION 3.10.1   Manner of Issuance.   The Borrower shall deliver to the
Agent prior to 1:00 p.m. (New York City time) at least three (3) Business Days before the requested date of issuance of a Letter of Credit, a Letter of Credit Request for the issuance of such Letter of Credit setting forth (i) the beneficiary of the Letter of Credit, (ii) the stated amount thereof, (iii) the requested issue date, (iv) the requested expiration date, and (v) the purpose for such Letter of Credit. Each such Letter of Credit Request shall be accompanied by the Agent's standard form standby letter of credit application, duly completed and executed by the Borrower (which application shall be deemed for purposes of this Agreement to constitute part of such Letter of Credit Request), together with all other documents, materials and evidences reasonably required by the Agent prior to the issuance of such Letter of Credit.

      SECTION 3.10.2   Terms of Letters of Credit.   Each Letter of Credit
shall (a) have an expiration date not later than the earlier of (i) 365 days or, in the case of a leap year, 366 days, after the date of issuance thereof (or such longer period to which the Agent shall consent provided the Borrower agrees to pay any additional issuance cost or facing fees arising by virtue of the issuance of a Letter of Credit for a period longer than the period specified in this clause (i)) and (ii) the Stated Maturity Date and (b) be issued solely to secure bid, tender, surety, payment, performance, litigation or similar bonds required by the Borrower and its Subsidiaries in the ordinary course of business. The Agent shall use reasonable efforts to cause Letters of Credit to be governed by, and construed and enforced in accordance with, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500 and, to the extent not inconsistent therewith, the laws of the State of New York.

      SECTION 3.10.3   Drawings Under Letters of Credit.

            (a) Notice to Lender. Promptly upon receipt by the Agent of any draft upon, or other notice of drawing under, a Letter of Credit, the Agent shall give the Borrower written or telephonic notice of the amount of such draft or notice of drawing, of the Letter of Credit against which it is drawn and of the date upon which the Agent proposes to honor such draft.

            (b) Repayment by Borrower. The Borrower shall pay to the Agent the amount of any drawing under any Letter of Credit on the date of such drawing. The amount of any drawing under a Letter of Credit that is not paid on the date provided herein shall bear interest, payable on demand, from the due date thereof until paid, at the Post-Default Rate.

            (c) Repayment of Letters of Credit with Loans. On the date of any drawing under a Letter of Credit, the amount of such drawing automatically shall be paid with, and the Borrower hereby authorizes the Lenders to make, a Borrowing of Expansion Facility Loans in the amount of such drawing, provided that all conditions set forth in Section 4.2 (other than Section 4.2.2) have been satisfied. Unless the Lenders shall have received a written notice otherwise prior to the making of any Expansion Facility Loans pursuant to this subsection (c) of this Section 3.10.3, the making of any such Expansion Facility Loans shall constitute a representation and warranty by the Borrower that on the date of the making of such Expansion Facility Loans and after giving effect thereof, all statements set forth in Section 4.2.1 are true and correct.

            (d) Borrower's Obligation Absolute. The obligation of the Borrower to pay the Agent for each drawing under a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

            (ii) the existence of any claim, set-off, defense or right which the Borrower or the account party may have at any time against a beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, or any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

            (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or the other Loan Documents;

            (v) any failure of the Agent to provide notice to the Borrower of any drawing under any Letter of Credit;

            (vi)   the occurrence or continuance of any Default; or

            (vii)  any other reason.

      SECTION 3.10.4   Letter of Credit Fees.   With respect to each Letter of
Credit, the Borrower shall pay to the Agent, for the benefit of the Lenders in accordance with their respective Expansion Facility Percentages, a fee equal to three and one-half percent (3.5%) per annum of the undrawn face amount of such Letter of Credit. Such fees shall be calculated on a daily basis and shall be payable by the Borrower quarterly in arrears on each Quarterly Payment Date and on the Maturity Date. From and after the occurrence of an Event of Default and during the continuance thereof, the fee payable hereunder shall increase to a per annum rate equal to five and one-half percent (5.5) of the undrawn face amount of each Letter of Credit, payable on demand. All fees payable under this Section 3.10.4 shall be fully earned and nonrefundable on the date such fees are due.

      SECTION 3.10.5   Limitation of Liability With Respect to Letters of
Credit.   As among the Borrower and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the beneficiaries of such Letter of Credit. Without limiting the foregoing, neither the Agent nor any Lender shall not be responsible for:

            (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any draft, demand, application or other documents submitted by any party in connection with any Letter of Credit even if such document should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged;

            (b) the validity, genuineness or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c) failure of the beneficiary of a Letter of Credit to comply fully with the conditions required in order to draw upon such Letter of Credit;

            (d) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

            (e)   errors in interpretations of technical terms;

            (f) any loss or delay in the transmission or otherwise of any document required to make a drawing under any Letter of Credit or with respect to the proceeds thereof;

            (g) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

            (h) any consequences arising from causes beyond the control of the Agent or any Lender , including any act or omission, rightfully or wrongfully, of any present or future Governmental Authority.

None of the above circumstances shall affect, impair or prevent the vesting of any of the Agent's rights or powers under this Agreement.


                                  ARTICLE 4
                              CONDITIONS TO LOANS
                              -------------------

      SECTION 4.1   Initial Loans and Letters of Credit.    The obligations of
the Lenders to make the initial Borrowings of Loans and to cause the issuance of the initial Letters of Credit on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.1, except as the Required Lenders shall otherwise consent.

      SECTION 4.1.1   Resolutions, Etc.    The Agent shall have received:

            (a) a certificate, dated the date hereof, of the Secretary or an assistant secretary of each Loan Party as to:

                  (i) resolutions of its Board of Directors, then in full force and effect authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and the related transactions contemplated thereby, and

                  (ii) the incumbency and signatures of those of its officers authorized to act with respect to the Loan Documents to which it is party, upon which certificate the Agent and the Lenders may conclusively rely until it shall have received further certificates of the Secretary or an assistant secretary of such Loan Party canceling or amending such prior certificates;

            (b) copies of the Organic Documents of each Loan Party certified by, in the case of the charters, the appropriate Governmental Authority of the State of such Loan Party's incorporation and, in the case of its other Organic Documents, such Loan Party's Secretary or assistant secretary, which documents shall be satisfactory to the Agent;

            (c) a so-called "good standing" certificate with respect to each Loan Party from the appropriate Governmental Authority of the State of its incorporation;

            (d) evidence satisfactory to the Agent in its sole discretion of qualification of each Loan Party to do business in each other jurisdiction in which such Loan Party is required to qualify;

            (e) evidence satisfactory to the Agent in its sole discretion that the outstanding obligations under the Capital Lease Liabilities of the Borrower and its Subsidiaries is less than the lesser of (i) $3,100,000 and
(ii) the outstanding obligations under the Capital Lease Liabilities of the Borrower and its Subsidiaries on December 23, 2002;

            (f) evidence satisfactory to the Agent in its sole discretion that the outstanding principal balance of all Indebtedness of the Borrower and its Subsidiaries, other than Indebtedness incurred pursuant to this Agreement and Indebtedness incurred pursuant to the Capital Lease Liabilities referred to in Section 4.1.1(e), is less than or equal to $745,000;

            (g) results of the personal background investigations of Sayed Ali and Louis Coccoli, in form and substance satisfactory to the Agent in its sole discretion; and

            (h) such other documents (certified if requested) as Agent may reasonably request, with respect to this Agreement, the Notes, any other Loan Document, the transactions contemplated hereby and thereby, or any Organic Document, Contractual Obligation of the Borrower or any of its Subsidiaries, or Approval.

            SECTION 4.1.2   Notes.   The Agent shall have received, for the
account of each Lender, such Lender's Notes, in each case duly executed and delivered pursuant to subsections (a) and (b) of Section 3.2.

            SECTION 4.1.3   No Contest, Etc.    On the Closing Date, no
litigation, arbitration, governmental investigation, injunction, proceeding or inquiry shall be pending or, to the knowledge of the Borrower, threatened which:

            (a) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with this Agreement or any other Loan Document; or

            (b) would, in the opinion of the Required Lenders, be materially adverse to any of the parties hereto with respect to the transactions contemplated hereby or give rise to any liability on the part of the Agent or any Lender in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

            SECTION 4.1.1   Certificate as to Completed Conditions, Warranties,
No Default, Etc.    The Agent shall have received a certificate, dated the
Closing Date, with counterparts for each Lender, of the Authorized Officer of the Borrower, to the effect that:

            (a) all conditions precedent set forth in this Section 4.1 have been satisfied;

            (b) all representations and warranties set forth in Article 5 are true and correct in all material respects;

            (c) all representations and warranties set forth in the Loan Documents are true and correct in all material respects; and

            (d) no Default or Event of Default has occurred and is continuing.

      SECTION 4.1.5   Compliance with Requirements of Law.   The Agent shall
have received evidence satisfactory to it that the Borrower is in compliance in all material respects with all other Requirements of Law and has obtained and maintains in full force and effect (a) all licenses, permits and approvals issued by Governmental Authorities necessary to carry on its business (except where the failure to have any such license, permit or approval could not result in a Material Adverse Change), (b) all permits and consents necessary to consummate this Agreement and necessary for Agent to have a first priority perfected security interest in any such permits or licenses, and (c) all Approvals.

      SECTION 4.1.6   Opinions of Counsel.   The Agent shall have received an
opinion letter, dated the Closing Date and addressed to the Agent and the Lenders, from Mike Zybala and Rob Peddycord, each counsel to the Borrower and its Subsidiaries, in form and substance satisfactory to the Agent.

      SECTION 4.1.7   Closing Fees, Expenses, Etc.   The Agent shall have
received, for its own account, the fees payable on the Closing Date pursuant to this Agreement and all costs and expenses of the Agent which are payable upon the initial Borrowing pursuant to Section 9.3.

      Section 4.1.8   Perfection.    The Agent shall have received:

            (a) evidence of all filings of the Financing Statements with respect to the Security Agreement and other Security Documents; searches or other evidence as to the absence of any Liens (except those identified in Schedule 6.2.3 ("Existing Liens); and evidence that all other actions with respect to the Liens created by the Security Documents have been taken as are necessary or appropriate to perfect such Liens;

            (b) duly executed Control Agreements with respect to the deposit accounts of the Borrower and is Subsidiaries;

            (c)   duly executed counterparts to the Mortgages; together with:
(a) title insurance policies (including zoning endorsements and such other endorsements as the Agent shall reasonably request), current as-built surveys (with respect to all real properties owned in fee simple) and certificates of occupancy, in each case satisfactory in form and substance to Agent; (b) evidence that counterparts of the Mortgages and amendments to Mortgages have been delivered to the appropriate title agents for recording in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Existing Liens) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law);
(c) landlord waivers from all landlords of the real estate leased by any Loan

Party; and (d) an opinion of counsel in each state or jurisdiction in which any Mortgaged Property is located in form and substance and from counsel satisfactory to Agent;

            (d)   a duly executed assignment of leases;

            (e) the Assignment of Life Insurance Policy, duly executed by the chief executive officer of Borrower and the insurer; and

            (f) all Stock certificates and undated stock powers duly executed in blank relating thereto with respect to the pledged securities under the Borrower Pledge Agreement, which pledged securities shall constitute 100% of the outstanding Stock of the Subsidiaries of the Borrower.

      SECTION 4.1.9   Employment Agreements; Compensation.   The Agent shall
have received copies of all employment agreements to which the Borrower is a party, and the Agent shall be reasonably satisfied in all respects with the levels of compensation (including, without limitation, fees, wages, salaries, deferred payment arrangements, stock options, incentive plans and pension or employee benefit contributions) paid to key members of management.

      SECTION 4.1.10   Pension and Welfare Liabilities.   The Agent shall have
received, with counterparts for each of the Lenders, (i) the most recent actuarial valuation report, if any, for each Single Employer Plan, if any, and a copy of Schedule B to the Annual Report on Form 5500 of the Internal Revenue Service, if any, for each Single Employer Plan, if any, most recently filed with the Internal Revenue Service, and (ii) a report prepared by the Borrower in form and substance satisfactory to the Lender detailing any liabilities of the Borrower and each Subsidiary and Commonly Controlled Entity for post-retirement benefits under Plans which are welfare benefit plans.

      SECTION 4.1.11   Insurance.    The Agent shall have received evidence
satisfactory to it that the insurance maintained by the Borrower and its Subsidiaries is issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII, is in amounts reasonably satisfactory to the Agent, under policies naming the Agent, for its benefit and for the benefit of the Lenders, as loss payee (in the case of casualty insurance policies) and as additional insured (in the case of liability policies), and otherwise complies with the requirements of this Agreement and the Security Documents.

      SECTION 4.1.12   Financial Information, Etc.    The Agent shall have
received, with counterparts for each Lender, the historical financial statements referred to in Section 5.4, the Pro Forma Balance Sheets, the Fair Saleable Value Balance Sheets, the Projections and a solvency certificate of each of the Borrower and its Subsidiaries, and the Agent shall be satisfied in all respects with such materials. Additionally, the Agent shall be satisfied in all respects with materials contained on Schedules, including, without limitation, the information contained on Schedule 4.1.12 ("Transaction Costs and Sources and Uses").

      SECTION 4.1.13   Review of Borrower's Operations.   The Agent or its
representatives shall have completed their review of the Borrower's and its Subsidiaries management information systems, accounting, financial reporting and cash management systems as well as the legal structure of each Loan Party and the nature of each Loan Party's asset composition and contingent liabilities, and the Agent shall be satisfied in all respects with the results of such review.

      SECTION 4.1.13   Governmental Approvals, Licenses, Permits, Etc.   The
Agent shall be satisfied that Borrower has received all necessary approvals, licenses, permits or other requirements, necessary to consummate this Agreement and necessary for Agent to have a first priority perfected security interest in any such permits or licenses.

      SECTION 4.1.15   Material Contracts.   The Agent shall have received a
certificate from an Authorized Officer of the Borrower to the effect that attached thereto are true and correct copies of each of the items listed on
Schedule 4.1.15 ("Contracts"), and the Agent shall be satisfied in all respects with terms of such items.

      SECTION 4.1.16   Key Man Life Insurance.   The Borrower shall have
delivered to the Agent and thereafter maintain at all times, a key man life insurance policy in the amount of at least $2,500,000 on the life of Sayed Ali, with the Borrower named as the beneficiary of such policy, which policy shall be subject to a valid Assignment of Life Insurance Policy which has been executed and delivered to the Agent, and appropriately acknowledged by the issuer.

      SECTION 4.1.17   Letter to Accountants.   The Agent shall have received
satisfactory evidence that the Borrower has delivered a letter to its independent public accountants authorizing such public accountants to discuss the Borrower's financial matters with the Agent and each Lender or any of their representatives whether or not a representative of the Borrower is present.

      SECTION 4.1.18   Affiliate Agreements.   The Agent shall have received
copies of all management, shared expense or similar agreements between Borrower and any of its Affiliates.

      SECTION 4.1.19 Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate dated as of the Closing Date from the chief financial officer of the Borrower.

      SECTION 4.1.20   Other Documents, Certificates, Etc.   The Agent shall
have received such other documents, certificates, opinions of counsel or other materials as it reasonably requests from any Loan Party.

      SECTION 4.2   All Loans and Letters of Credit.   Without duplication of
any conditions precedent required to be satisfied pursuant to Section 4.1, the obligations of the Lenders to make any Loans and to cause the issuance of Letters of Credit (including the initial Loans and Letter of Credit), shall be subject to the satisfaction of each of the additional conditions precedent set forth in this Section 4.2.

      SECTION 4.2.1   Compliance with Warranties, No Default, Etc.   The
representations and warranties set forth in Article 5 shall have been true and correct in all material respects as of the date initially made, and both before and after giving effect to the making of any such Loan (except to the extent expressly stated to be as of an earlier date), and

            (a) such representations and warranties shall be true and correct in all material respects with the same effect as if then made (except to the extent expressly stated to be as of an earlier date);

            (b) all representations and warranties set forth in the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent expressly stated to be as of an earlier date);

            (c) no material adverse development shall have occurred in any litigation, arbitration or governmental investigation or proceeding which renders such litigation, arbitration or governmental investigation or proceeding likely to succeed in the reasonable opinion of the Required Lenders and, if successful, could result in a Material Adverse Change;

            (d) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

            (e) the aggregate of all Expansion Facility Loans plus the aggregate outstanding amount of all Letter of Credit Obligations does not exceed the Borrowing Base.

      SECTION 4.2.2   Borrowing Request, Letter of Credit Request, Etc.   The
Agent shall have received a duly completed Borrowing Request in the case of a Borrowing, or a Letter of Credit Request in the case of the issuance of a Letter of Credit. Each delivery of any such Borrowing Request or Letter of Credit Request and the acceptance by the Borrower of the proceeds of the Loan or the benefits of a Letter of Credit requested thereby shall constitute a representation and warranty by the Borrower that on the date of such request, and before and after giving effect to the making of such Loans and the application of any proceeds of such Loans or the issuance of such Letter of Credit, as the case may be, all statements set forth in Section 4.2.1 are true and correct. In the event that, in connection with the delivery of any such Borrowing Request or Letter of Credit Request, the Borrower is required to amend any item on the Schedules attached hereto in order that the statement set forth in subsection (a) or (b) of Section 4.2.1 shall be true and correct, the Borrower shall deliver to the Agent at least five (5) Business Days prior to the date of the Borrowing requested or to be requested, a request that such Schedule be amended, and the Agent shall promptly forward such request to the Lenders. To the extent that the Required Lenders agree to such requested amendment or otherwise agree to make any Loans or issue any Letters of Credit after receipt of such request, the representations and warranties proposed to be amended by such requested amendment to the Schedules will be deemed amended for purposes of this Agreement.

      SECTION 4.2.3   Satisfactory Legal Form.   All documents executed or
submitted by or on behalf of the Borrower or any other Loan Party shall be reasonably satisfactory in form and substance to the Agent and its counsel; the Required Lenders shall have received all information, and such counterpart originals or such certified or other copies of such Instruments, as the Required Lenders may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to the Required Lenders.

      SECTION 4.2.4   Margin Regulation.   The making of such Loan or the
issuance of such Letter of Credit and the use of the proceeds thereof shall not violate Regulations T, U and X of the F.R.S. Board.

      SECTION 4.2.5   Adverse Change.   In the reasonable judgment of the
Required Lenders, no Material Adverse Change shall have occurred since the Closing Date.

      SECTION 4.2.6   Change in Law.   On the date of such Borrowing, no change
shall have occurred in applicable law, or in applicable regulations thereunder or in interpretations thereof by any court or Governmental Authority which, in the reasonable opinion of any Lender, would make it illegal for such Lender to make the Loan required to be made on such date.

      SECTION 4.2.7 Term Loan Facility Fully Utilized. Prior to using any proceeds of the Expansion Facility Loans to finance any Approved Acquisition or Build-Out Capex, the Term Loan Availability shall be $0, or as a result of any Term Loans to be made to finance such Approved Acquisition or Build-out Capex, the Term Loan Availability shall be $0.

      SECTION 4.3   Conditions with Respect to Approved Acquisitions.   Without
duplication of any conditions precedent required to be satisfied pursuant to
Section 4.1 and 4.2, the obligations of the Lenders to make any Loans to finance the cash purchase price of any Approved Acquisition, shall be subject to the satisfaction of each of the additional conditions precedent set forth in this Section 4.3.

      SECTION 4.3.1   Information Regarding Acquisition.   No later than (i)
the Closing Date, with respect to any request to complete any Closing Date Acquisition or (ii) twenty (20) Business Days prior to the requested date of a Borrowing with respect to any other Approved Acquisition, each Lender shall have received the following:

            (a) a written description of the terms of the Acquisition, including a description of the consideration to be paid therefor, all liabilities to be assumed in connection therewith, and all other material terms of such Acquisition;

            (b) balance sheets and related statements of income and cash flows of the business to be acquired pursuant to such Acquisition for the three fiscal years thereof most recently ended, as well as balance sheets and related statements of income and cash flows from the most recently ended fiscal year thereof to the end of the financial period most recently ended prior to the proposed date of consummation of such Acquisition, together with the key operating statistics of the business to be acquired pursuant to such Acquisition, and a detail of selling, general and administrative expenses for each of the three fiscal years thereof most recently ended;

            (c) financial projections for the business to be acquired pursuant to such Acquisition for the current fiscal year thereof and the three fiscal years following such Acquisition, containing a discussion of all material variations therein from historical performance, together with pro forma projections for the Borrower and its Subsidiaries giving effect to such Acquisition, for the current Fiscal Year and the three Fiscal Years following such Acquisition, showing all transaction adjustments and showing that, both before and after giving pro forma effect to such Acquisition, the Borrower is, and is projected to be, in compliance with the covenants set forth in Section 6.2.4;

            (d) a written description of the physical facilities of the business to be acquired pursuant to such Acquisition, identifying all such facilities to be retained and all such facilities to be closed subsequent to such Acquisition, together with a detailed description of all projected costs eliminations upon consummation of such Acquisition;

            (e) a calculation, certified by the chief financial officer of the Borrower of the EBITDA of the business to be acquired pursuant to such Acquisition for the twelve consecutive months most recently ended, in each case based upon financial information provided by the seller or sellers with respect to such Acquisition; and

            (f) such additional information regarding such Acquisition as the Required Lenders shall reasonably request.

      SECTION 4.3.2 Legal Documentation. The Agent and its counsel shall have received copies of all material agreements to be executed in connection with the Acquisition to be financed with the Loans, including any asset purchase agreements, stock purchase agreements, merger agreements, indemnity agreements, escrow agreements and non-competition agreements.

      SECTION 4.3.3   Collateral Assignment of Acquisition Agreement.   The
Agent shall have received a Collateral Assignment of Acquisition Agreement, duly executed by the Borrower and its Subsidiaries party to the Acquisition Agreement executed in connection with the Acquisition if financed by Lenders, duly acknowledged by the sellers.

      SECTION 4.3.4 Subordination Agreement. The Agent shall have received evidence satisfactory to Agent in its sole discretion that any financing received by the Borrower other than the Loans in connection with any Approved Acquisition (including, without limitation, any seller notes or other financing, deferred purchase price obligations or so called "earnouts"), shall be on terms acceptable to Agent and such financing shall be expressly subordinated in right of payment to the prior payment of the Obligations on terms and conditions satisfactory to the Agent in its sole discretion.

      SECTION 4.3.5   Opinion of Counsel to Borrower.   The Agent shall have
received an opinion of counsel to the Borrower, in form and substance satisfactory to the Agent and its counsel and substantially similar to those delivered on the Closing Date, to the effect that upon consummation of the Acquisition to be financed with the proceeds of such Loans, the Agent shall have a first perfected security interest in all assets to be acquired pursuant to such Acquisition Agreement and all permits, licenses and consents relating thereto, and addressing such other matters as the Required Lenders shall reasonably request, including but not limited to compliance with the United States Department of Transportation's Disadvantaged Business Enterprise Program, if applicable.

                                  ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES, ETC.
                    ------------------------------------

      In order to induce the Lenders and the Agent to enter into this Agreement, to engage in the transactions contemplated herein and in the other Loan Documents and to make the Loans and cause the issuance of Letters of Credit, the Borrower represents and warrants to the Agent and each Lender as set forth in this Article 5. Each and all of the representations and warranties set forth in this Article 5 shall be true and correct, assuming and after giving effect to the consummation of the transactions contemplated by this Agreement and the other Loan Documents.

      SECTION 5.1   Organization, Power, Authority, Etc.   Each of the Loan
Parties (i) is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could result in a Material Adverse Change, and (iii) has full power and authority, and, holds all governmental licenses, permits, registrations and other approvals required under all Requirements of Law, to own and hold under lease its property and to conduct its business as conducted prior to the Closing Date, including all Approvals. Each Loan Party has full power and authority to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document executed or to be executed by it and to obtain Loans hereunder.

      SECTION 5.2   Due Authorization.   The execution and delivery by each
Loan Party of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the incurrence and performance by each Loan Party of the Obligations have been duly authorized by all necessary corporate action, do not require any Approval (except those Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of any Loan Party or any law or governmental regulation or court decree or order, and will not result in or require the creation or imposition of any Lien on any Loan Party's properties pursuant to the provisions of any Contractual Obligation of any Loan Party other than the Loan Documents.

      SECTION 5.3   Validity, Etc.   This Agreement, the Notes and each other
Loan Document executed by such Loan Party constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      SECTION 5.4   Financial Information; Solvency.

            (a) All balance sheets, all statements of operations, stockholders' equity and cash flows, and all other financial information of the Loan Parties which have been or shall hereafter be furnished by or on behalf of the Borrower to each Lender and the Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, have been prepared in accordance with GAAP consistently applied (except to the extent items in the Projections are based upon estimates) throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and except as to the absence of footnotes. As of the date hereof, no Loan Party has material contingent liabilities or material liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements of the Borrower for the Fiscal Year ending December 31, 2001 and the accompanying footnotes.

            (b) Giving effect to the transactions contemplated by this Agreement and the other Loan Documents (including, without limitation, the making of Loans, the issuance of Letters of Credit and the consummation of the Closing Date Acquisitions), each of the Loan Parties is Solvent.

            (c) At and after the Closing Date, Borrower will have adequate capital to carry on its business and will be able to pay its anticipated liabilities as and when they become due.

            (d) None of the transactions with respect to the Loan Documents are being entered into with the intent to delay, hinder or defraud any of the creditors of Borrower or its Subsidiaries.

      SECTION 5.5   Material Adverse Change.   Since December 31, 2001, there
has been no Material Adverse Change and there has been no Material Adverse Change in any industry in which the Borrower or any of its Subsidiaries is engaged.

      SECTION 5.6   Absence of Default.   Neither the Borrower nor any
Subsidiary is in default in the payment of (or in the performance of any obligation applicable to) any Indebtedness, or is in default under any regulation of any Governmental Agency or court decree or order, or is in default under any Requirements of Law which default could result in a Material Adverse Change.

      SECTION 5.7   Litigation, Legislation, Etc.   There is no pending or, to
the knowledge of the Borrower, threatened litigation, arbitration or governmental investigation, proceeding or inquiry which, if adversely determined, could result in a Material Adverse Change. To the knowledge of Borrower, there is no legislation, governmental regulation or judicial decision that could result in a Material Adverse Change.

      SECTION 5.8   Regulations T, U and X.   No Loan Party is engaged
principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in F.R.S. Board Regulation U), and no assets of any Loan Party consist of Margin Stock. The Loans hereunder will not be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X.

      SECTION 5.9   Government Regulation.   No Loan Party is an "investment
company" within the meaning of the Investment Holding Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding

Company Act of 1935, as amended, or subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other federal or state law limiting its ability to incur Indebtedness or to execute, deliver or perform the Loan Documents to which it is party.

      SECTION 5.10   Taxes.    Each of the Loan Parties has filed all tax
returns and reports required by law to have been filed by it and has paid all taxes and Charges thereby shown to be owing, except any such taxes or Charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 5.11   Pension and Welfare Plans.

            (a) No Loan Party has assumed any liability (other than the liability to pay routine plan expenses or to make required contributions or premiums) under any employee benefit plan, fund, program, arrangement, agreement or commitment maintained by or on behalf of or contributed to by or on behalf of any entity or trade or business which, together with any of such corporations, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the IRC. No Loan Party or Commonly Controlled Entity will be subject (directly or indirectly) to any liability (other than the liability to pay routine plan expenses or to make required contributions or premiums), tax or penalty whatsoever to any person whomsoever with respect to any employee benefit plan, fund, program, arrangement, agreement or commitment described in the immediately preceding sentence.

            (b) No Reportable Event which could result in a Material Adverse Change has occurred during the six-year period prior to the date as of which this representation is made or deemed made with respect to any Single Employer Plan. Each Loan Party, each Commonly Controlled Entity, Subsidiary, each Plan, and each trust maintained pursuant to any such Plan have complied in all material respects with the applicable provisions of ERISA, the IRC, and any other applicable laws. The present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under each Single Employer Plan (based on those assumptions that would be used in a termination of each such Plan did not, as of the last annual valuation date for which an actuarial valuation report has been done) did not, as of such date, exceed the value of the assets of such Plan as of such date. No Loan Party nor any Commonly Controlled Entity has incurred any liability to the PBGC or to any other Person under Section 4062, 4063 or Section 4064 of ERISA on account of the termination of, or its withdrawal from, a Single Employer Plan, and no Lien has been imposed on the assets of any Loan Party or any Commonly Controlled Entity under
Section 4068 of ERISA. To the knowledge of the Borrower, there does not exist any event or condition which would permit the institution of proceedings to terminate any Single Employer Plan pursuant to Section 4042 of ERISA. No "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of IRC), whether or not waived, exists with respect to any Pension Plan. The Loan Parties and each Commonly Controlled Entity have timely made in full each quarterly installment payment to any Pension Plan required under Section 302(e) of ERISA or Section 412(m) of the IRC and have also made full and timely payment of any other costs or expenses related to such a Plan. The Loan Parties and all Commonly Controlled Entities have made full and timely payment of all contributions to Multiemployer Plans required under ERISA, the IRC or applicable collective bargaining agreements. No Loan Party nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Pension Plan and the liability to which such Loan Party or Commonly Controlled Entity would become subject under ERISA if such Loan Party or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Pension Plans as of the valuation date most closely preceding the date hereof is not in excess of $100,000. No such Multiemployer Pension Plan has been terminated or is in Reorganization or Insolvent, nor, to the knowledge of the Borrower, is any such Multiemployer Pension Plan likely to be terminated or to become in Reorganization or Insolvent. To the knowledge of the Borrower, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the IRC), whether or not waived, exists with respect to any Multiemployer Plan. The present value (determined using assumptions which are reasonable in respect of the benefits provided and the employees participating) of the aggregate liability of the Loan Parties and any Commonly Controlled Entities for post-retirement benefits to be provided to their current and former employees under all Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) is not in excess of $100,000. No written notice of liability has been received with respect to the Loan Parties, or any Plan for any "prohibited transaction" (within the meaning of Section 4975 of the IRC or Section 406 of ERISA), nor has any such prohibited transaction resulting in material liability to the Loan Party occurred. No Loan Party or Commonly Controlled Entity will, as a result of consummating the transactions contemplated by this Agreement (pursuant to the provisions of the Agreement, by operation of law or otherwise) (i) have incurred or become liable for any tax assessed by the Internal Revenue Service for any alleged violations of Section 4975 of the IRC or any civil penalty imposed by the Department of Labor for any alleged violations of Section 406 of ERISA, (ii) have caused or permitted to occur any "prohibited transaction" within the meaning of such Section 4975 of the IRC or Section 406 of ERISA with respect to any Plan for which no exemption is available or (iii) have incurred any liability to the PBGC (other than ordinary and usual PBGC premium liability) or any liability for complete or partial withdrawal to any Multiemployer Pension Plan. No Loan Party is subject (directly or indirectly) to, and no facts exist which could subject any Loan Party (directly or indirectly) to, any other liability, penalty, tax or lien whatsoever, which could result in a Material Adverse Change and which is directly or indirectly related to any Plan, including, but not limited to, liability for any damages or penalties arising under Title I or Title IV of ERISA, liability for any tax or penalty resulting from a loss of deduction under Section 404 or 419 of the IRC, any tax or penalty under chapter 43 of the IRC, or any taxes or penalties under any other applicable law, but excluding any liability to make contributions or pay premiums to or under an ongoing Plan before the last due date on which such contributions or premiums could be paid or made without penalty or to pay benefits when due in accordance with Plan terms.

      SECTION 5.12   Labor Controversies.   There are no labor controversies
pending or, to the best knowledge of the Borrower, threatened, relating to any Loan Party. There is (i) no unfair labor practice complaint pending against any Loan Party or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Loan Party or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage is pending against any Loan Party or, to the best knowledge of the Borrower, threatened against any Loan Party and (iii) no union representation question existing with respect to the employees of any Loan Party. Each Loan Party is in compliance in all material respects with all collective bargaining agreements to which it is subject.

      SECTION 5.13   Ownership of Properties; Collateral.

            (a) Each of the Loan Parties shall own good title to all of its material personal properties and assets of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 6.2.3. All Liens attaching to property or assets of any Loan Party as of the Closing Date are identified in Schedule 5.13 ("Existing Liens").

            (b) Except to the extent otherwise consented to in writing by the Required Lenders, the provisions of the Security Agreement are effective to create in favor of the Agent for the benefit of the Agent and the Lenders a legal, valid and enforceable security interest in all right, title and interest of the Loan Parties in the Collateral described therein, and, upon the filing of the Financing Statements, the Security Documents will create a fully perfected first priority security interest in all right, title and interest of the Loan Parties in all of the Collateral subject to no other Liens other than Liens permitted by Section 6.2.3.

      SECTION 5.14  Intellectual Property.   Each of the Loan Parties owns or
licenses all such Intellectual Property, and has obtained assignments of all licenses and other rights, as the Borrower considers necessary for or as are otherwise material to the conduct of the business of the Loan Parties as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons which could result in a Material Adverse Change. All Intellectual Property owned or licensed from third Persons described in this
Section 5.14 is set forth in Schedule 5.14 ("Intellectual Property").

      SECTION 5.15   Accuracy of Information.   All factual information
heretofore or contemporaneously furnished by or on behalf of the Loan Parties in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent or such Lender and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading. Neither this Agreement nor any document or written statement furnished to the Agent or any of the Lenders by or on behalf of the Loan Parties contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not materially misleading.

      SECTION 5.16   Insurance.   All policies of insurance in effect of any
kind or nature owned by or issued to the Loan Parties, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, property and liability insurance, (a) as of the Closing Date are listed in Schedule 5.16 ("Insurance"), (b) are, together with all policies of employee health and welfare and title insurance, in full force and effect, (c) comply in all respects with the applicable requirements set forth herein and in the Security Documents and (d) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Loan Parties operate. No Loan Party provides any of its insurance through self-insurance except as disclosed in Schedule 5.16.

      SECTION 5.17   Indebtedness.   Schedule 5.17 ("Existing Indebtedness")
specifies all Indebtedness of the Loan Parties as of the Closing Date.

      SECTION 5.18   Environmental Matters.   The Loan Parties are in
compliance in all material respects with all applicable Environmental Laws, and there are no conditions or circumstances associated with the currently or previously owned, operated, used or leased properties or current or past operations of the Loan Parties or any predecessor interest of the Loan Parties, which may give rise to Environmental Liabilities and Costs which could result in a Material Adverse Change or which may give rise to any Environmental Lien.

      SECTION 5.19   No Burdensome Agreements.   No Loan Party is a party to or
has assumed any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other corporate restriction that could result in a Material Adverse Change.

      SECTION 5.20   Consents.   The Loan Parties have all material permits and
governmental consents and approvals necessary under Requirements of Law or, in the reasonable business judgment of the Borrower, deemed advisable under Requirements of Law, in connection with the transactions contemplated hereby and the ongoing business and operations of the Borrower and its Subsidiaries.

      SECTION 5.21   Contracts.   Set forth in Schedule 4.1.15 ("Contracts") is
an accurate and complete list of all material Contractual Obligations of the Loan Parties as of the Closing Date. Each such material Contractual Obligation is in full force and effect in accordance with the terms thereof. There are no material defaults by any Loan Party or, to the Borrower's knowledge after due inquiry, any other default in existence under any such material Contractual Obligations, including but not limited to a default arising out of the failure of any party thereto to maintain its status as a Disadvantaged Business Enterprise, in each case that could result in a Material Adverse Change.

      SECTION 5.22   Employment Agreements.   Set forth in Schedule 5.22
("Employment Contracts") is a complete and accurate list of each employment agreement to which any Loan Party is a party, or by which it is bound.

      SECTION 5.23   Condition of Property.   All of the assets and properties
owned by, leased to or used by any Loan Party material to the conduct of their business are in adequate operating condition and repair, ordinary wear and tear excepted, and are free and clear of known defects except for defects which do not substantially interfere with the use thereof in the conduct of normal operations.

      SECTION 5.24   Subsidiaries.   Schedule 5.24  ("Subsidiaries") sets forth
all Subsidiaries of the Borrower as of the Closing Date.

      SECTION 5.25   Trade Relations.   There exists no actual or, to the best
of the Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of any Loan Party with any customer or group of customers of the Borrower or any material supplier of goods or services to any Loan Party.

      SECTION 5.26   Leases.   No Loan Party  is in default under or respect to
any Existing Leases or any other lease of real property entered into by such Loan Party in the ordinary course of business.

                                 ARTICLE 6
                                 COVENANTS
                                 ---------

      SECTION 6.1   Affirmative Covenants.   The Borrower agrees that until the
Commitments have terminated and all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to Section 9.5) have been paid and performed in full, the Borrower will perform the Obligations set forth in this Section 6.1.

      SECTION 6.1.1   Financial Information, Etc.   The Borrower will furnish,
or will cause to be furnished, to each Lender and to the Agent copies of the following financial statements, reports and information:

            (a)

                  (i)   promptly when available and in any event within ninety
            (90) days after the close of each Fiscal Year, a consolidated balance sheet and a consolidating balance sheet for the Borrower and its Subsidiaries at the close of such Fiscal Year, and related consolidated and consolidating statements of operations, retained earnings, and cash flows for such Fiscal Year, of Borrower and its Subsidiaries (with comparable information at the close of and for the prior Fiscal Year), certified (in the case of consolidated statements) without qualification by Deloitte & Touche LLP or other independent public accountants reasonably satisfactory to the Agent, together with a report containing a description of projected business prospects (including capital expenditures) and management's discussion and analysis of financial condition and results of operation of Borrower and its Subsidiaries;

                  (ii)  promptly when available and in any event within ninety
            (90) days after the close of each Fiscal Year, a letter report of such independent public accountants at the close of such Fiscal Year to the effect that they have reviewed the provisions of this Agreement and the most recent Compliance Certificate being furnished pursuant to clause (a)(iii) and are not aware of any miscalculation in such Compliance Certificate relating to the financial tests set forth in Section 6.2.4 or of any default in the performance by the Borrower or any of its Subsidiaries to be performed by such Loan Parties hereunder or under any other Loan Document, except such miscalculation or default, if any, as may be disclosed in such statement; and

                  (iii) promptly when available and in any event within ninety(90) days after the close of each Fiscal Year, a Compliance Certificate calculated as of the computation date at the close of such Fiscal Year; and

            (b)   promptly when available and in any event within forty-five
(45) days after the close of each calendar month of each Fiscal Year a consolidated balance sheet and a consolidating balance sheet for the Borrower and its Subsidiaries at the close of such month, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such month and for the period commencing at the close of the previous Fiscal Year and ending with the close of such month, of Borrower and its Subsidiaries (with comparable information at the close of and for the corresponding month of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year and with comparable information set forth in the Projections for the relevant period), certified by the chief financial officer of the Borrower, together with (v) a description of projected business prospects (including Consolidated Capital Expenditures), (w) an explanation of any variation greater than five percent (5%) from the Projections as updated in accordance with clause (f) of this Section 6.1.1, (x) an explanation for any adverse variation in revenues for the relevant month that is greater than 5% when compared to prior year same period revenues, (y) an explanation for any variation in cost of goods sold, payroll, occupancy and selling expenses, all of which need to be calculated as a percent of revenues and the variation therein is greater than 3% when compared with prior year numbers and (z) the Monthly Reporting Requirements;

            (c) within forty-five (45) days after the close of each Fiscal Quarter, a Compliance Certificate calculated as of the close of such Fiscal Quarter and a brief report containing management's discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries (including a discussion and analysis of any changes compared to prior results and the Projections as updated in accordance with clause (f) of this Section 6.1.1);

            (d) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Borrower by its independent public accountants in connection with each annual or interim audit made by such independent public accountants of the books of Borrower or any Subsidiary;

            (e) within ten (10) days after the end of each Fiscal Year of the Borrower, (i) a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and containing such additional information as the Agent or any Lender may reasonably request, and
(ii) written evidence of payment of all premiums with respect to each policy of such insurance (including, without limitation, the key man life insurance policy required to be maintained under Section 6.1.5);

            (f) within ten (10) days prior to the end of each Fiscal Year of the Borrower, updates to the Projections containing projected balance sheets, statements of operations and changes in cash flows of the Borrower and its Subsidiaries prepared on a consolidated basis and on a per airport basis for such Fiscal Year and each of the six Fiscal Years (but in no event beyond the end of Fiscal Year 2008) thereafter, prepared on a monthly basis for the upcoming Fiscal Year and on an annual basis for such Fiscal Years thereafter, together with (A) supporting details and a statement of underlying assumptions,
(B) a report containing management's discussion and analysis of the projected financial condition and results of operations of the Borrower and its Subsidiaries, (C) projected trends of business and (D) a detailed schedule of Capital Lease Obligations and outstanding Indebtedness;

            (g) promptly after approval by the Borrower's Board of Directors, any updates or revisions to any business plan described in the preceding clause
(f) of this Section 6.1.1;

            (h) promptly upon the sending or filing thereof, copies of all reports that the Borrower or any of its Subsidiaries sends to its security holders generally, and copies of all reports and registration statements that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

            (i) promptly upon receipt thereof, copies of all leases and lease amendments, modifications and extensions entered into by the Borrower or any of its Subsidiaries after the Closing Date and copies of all documents evidencing Capitalized Lease Obligations and Indebtedness incurred by the Borrower or any of its Subsidiaries after the Closing Date:

            (j) on or before the fifteenth (15) day of each calendar month, a completed Borrowing Base Certificate accurate as of the last day of the immediately preceding calendar month; and

            (k) such other information with respect to the financial condition, business, property, assets, revenues and operations of the Borrower and any Subsidiary as Lender may from time to time reasonably request.

      SECTION 6.1.2   Maintenance of Corporate Existence, Etc.   Except as
permitted by Section 6.2.10, the Borrower will cause to be done at all times all things necessary to maintain and preserve the corporate existences of the Borrower and each Subsidiary.

      SECTION 6.1.3   Foreign Qualification.   The Borrower will, and will
cause each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could result in a Material Adverse Change.

      SECTION 6.1.4   Payment of Taxes, Etc.   The Borrower will, and will
cause each Subsidiary to, pay and discharge, as the same become due and payable, (a) all Charges against it or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien upon any one of its properties, and (b) all lawful claims for labor, materials, supplies, services or otherwise before any thereof become a default; provided, however, that the foregoing shall not require the Borrower or any Subsidiary to pay or discharge any such Charge or claim so long as it shall be diligently contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

      SECTION 6.1.5   Insurance.   In addition to any insurance required to be
maintained pursuant to any other Loan Document, the Borrower will, and will cause each Subsidiary to, maintain or cause to be maintained (a) insurance with respect to its properties and business against such casualties, contingencies and liabilities and of such types and in such amounts as is acceptable to the Agent and the Lenders and will furnish to the Agent, annually at the policy renewal date, a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 6.1.5, and (b) the "key-man" life insurance policy referred to in Section 4.1.17, which policy shall at all times have a minimum face value of not less than $2,500,000. Each such policy shall be issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII, shall be in effect on the Closing Date and the premiums for each such policy shall be paid as such premiums shall come due. All policies of casualty insurance shall contain an endorsement, in the form submitted to the Borrower by the Agent, showing loss payable to the Agent for its benefit and the ratable interests of the Lenders, as their interests may appear. All policies of liability insurance, including, without limitation, all primary and umbrella liability policies, shall name the Agent and the Lenders as additional insured. The Borrower shall retain all the incidents of ownership of the insurance maintained pursuant to this Section 6.1.5, but shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance, other than customary financing of annual premiums.

      SECTION 6.1.6   Notice of Default, Litigation, Etc.   The Borrower will
give prompt written notice (with a description in reasonable detail) to the Agent of:

            (a)   the occurrence of any Default;

            (b) the occurrence of any litigation, arbitration or governmental investigation or proceeding not previously disclosed in writing by the Borrower to the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against, any Loan Party or to which any of its properties, assets or revenues is subject which, if adversely determined, could result in a Material Adverse Change;

            (c) any material development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Lenders pursuant to Section 5.7 which could result in a Material Adverse Change;

            (d) the occurrence of any other circumstance which could result in a Material Adverse Change;

            (e)   the occurrence of any Loss; and

            (f) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan (and a statement of a Senior Financial Officer describing such event and the action, if any, that the Borrower or any Commonly Controlled Entity has taken and proposes to take with respect thereto), or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Pension Plan, the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or Subsidiary or any Multiemployer Pension Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Pension Plan, or the receipt of notice by any Loan Party or any Commonly Controlled Entity that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, the institution of any proceedings or other action by the Internal Revenue Service or the Department of Labor with respect to the minimum funding requirements of any Pension Plan, or the receipt of notice by any Loan Party or any Commonly Controlled Entity that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, the occurrence or expected occurrence of any event which could result in the incurrence of unpredictable contingent event benefits under
Section 302 of ERISA or Section 412 of the IRC with respect to any Pension Plan, any event or condition which could increase the liability of any Loan Party or any Commonly Controlled Entity with respect to post-retirement welfare benefits under any Plan, or the occurrence of any other event or condition with respect to any Plan which could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, penalty, lien or liability under Title I or Title IV of ERISA, Section 404 or 419 and Chapter 43 of the IRC, or any other applicable laws, and in each case, such event or condition, together with all other events or conditions, if any, could subject any Loan Party (directly or indirectly) to any tax, fine, penalty, lien or other liabilities in amounts which in the aggregate could result in a Material Adverse Change. The Borrower will deliver to each of the Lenders a true and complete copy of each annual report (Form 5500) of each Plan (other than a Multi-Employer Plan) required to be filed with the Internal Revenue Service, promptly after the filing thereof; and

            (g) the condemnation or threat of condemnation with respect to any property used or necessary in the conduct of the business of any Loan Party.

      SECTION 6.1.7   Books and Records.   The Borrower will, and will cause
each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit the Agent and each Lender or any of their respective representatives, at reasonable times and reasonable intervals upon one Business Day's notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountants and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees and expenses, including, without limitation, any reasonable fees of its independent public accountants incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this
Section 6.1.7.

      SECTION 6.1.9   Maintenance of Properties, Etc.   The Borrower will:
(a) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (real and personal and including all intangible assets), except obsolete properties which are not used or necessary in the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

      SECTION 6.1.9   Maintenance of Licenses and Permits.   The Borrower will
maintain and preserve, and will cause each of its Subsidiaries to maintain and preserve, all Intellectual Property, rights, permits, licenses, approvals and privileges issued under or arising under any Requirements of Law.

      SECTION 6.1.10   Employee Plans.   The Borrower will, and will cause each
of its Subsidiaries to, comply in all material respects with the provisions of ERISA and the IRC which are applicable to any of the Plans.

      SECTION 6.1.11   Compliance with Laws.   The Borrower will, and will
cause each of its Subsidiaries to, comply with all applicable Requirements of Law.

      SECTION 6.1.12   Real Estate.   If the Borrower or any of its
Subsidiaries shall acquire a fee or leasehold interest in real estate which the Required Lenders determine to be material to the Borrower or such Subsidiary, then the Borrower or such Subsidiary, as the case may be, will execute a first priority Mortgage, in form and substance reasonably satisfactory to the Required Lenders, in favor of the Agent, for its benefit and the benefit of the Lenders, and shall deliver to the Agent such title insurance policies, surveys and landlords' estoppel agreements with respect thereto as the as the Agent or Required Lenders shall request.

      SECTION 6.2   Negative Covenants.   The Borrower agrees that until all
Commitments have terminated and all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to Section 9.5) have been paid and performed in full, the Borrower will perform the Obligations set forth in this Section 6.2.

      SECTION 6.2.1   Business Activities.   The Borrower will not, and will
not permit any Subsidiary to, engage in any business, except the airport concession business, the in-flight catering business and such activities as may be incidental or related thereto.

      SECTION 6.2.2   Indebtedness.   The Borrower will not, and will not
permit any Subsidiary to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

            (a) Indebtedness in respect of the Loans, Letters of Credit and other Obligations;

            (b) obligations that constitute Indebtedness solely by virtue of being secured by Liens permitted under Section 5.17;

            (c) Indebtedness in respect of liabilities resulting from (i) endorsements of negotiable instruments in the ordinary course of business; and
(ii) surety bonds issued for the account of the Borrower or any of its Subsidiaries in the ordinary course of business;

            (d)   Indebtedness existing on the Closing Date and set forth in
Schedule 6.2.2 ("Existing Indebtedness"); and

            (e) Capitalized Lease Liabilities and Purchase Money Indebtedness, in addition to the Indebtedness permitted under clause (d) of this Section 6.2.2, in an amount not to exceed $3,500,000 in the aggregate.

      SECTION 6.2.3   Liens.   The Borrower will not, and will not permit any
Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

            (a) Liens in favor of the Agent or the Lenders granted pursuant to any Loan Document;

            (b) Liens identified in Schedule 5.13 ("Existing Liens") evidencing rights of lessors in leased equipment and/or purchase money liens on specific items of equipment, and any extensions, renewals or replacements of any such Liens, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

            (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable with penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (d) Liens of carriers, warehousemen, mechanics, and materialmen incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the forfeiture or sale of the asset subject to such Lien) and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (e) Liens (other than Liens arising under ERISA or Section 412(n) of the Code) incurred in the ordinary course of business in respect of deposits made in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (f) judgment Liens with respect to judgments to the extent such judgments do not constitute an Event of Default described in Section 7.1.9;

            (g) Liens which arise by operation of law under Article 2 of the UCC in favor of unpaid sellers of goods, or Liens in items or any accompanying documents or proceeds arising by operation of law under Article 4 of the UCC in favor of a collecting bank;

            (h) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of property, which do not materially detract from the value of such property or impair the use thereof;

            (i)   Liens securing Indebtedness permitted under clause (e) of
Section 6.2.2; and

            (j) Liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with deposit accounts established with banks in the ordinary course of business.

      SECTION 6.2.4 Financial Condition. The Borrower hereby covenants and agrees as set forth below:

            (a) Total Debt Ratio. The Borrower will not permit its Total Debt Ratio with respect to the twelve consecutive month period ending on the last day of any Fiscal Quarter of any Fiscal Year to be greater than the ratio set forth below opposite such Fiscal Quarter:

             Fiscal Quarter Ending            Ratio
             ---------------------            -----

                 March 2003                 2.4 to 1.0
                 June 2003                  2.4 to 1.0
                 September 2003             2.2 to 1.0
                 December 2003              2.1 to 1.0
                 March 2004                 2.0 to 1.0
                 June 2004                  2.0 to 1.0
                 September 2004             1.9 to 1.0
                 December 2004              1.8 to 1.0
                 March 2004                 1.8 to 1.0
                 June 2005                  1.7 to 1.0
                 September 2005             1.7 to 1.0
                 December 2005              1.6 to 1.0
                 March 2006                 1.5 to 1.0
                 June 2006                  1.4 to 1.0
                 September 2006             1.3 to 1.0
                 December 2006              1.0 to 1.0
                 March 2007                 1.0 to 1.0
                 June 2007                  0.9 to 1.0
                 September 2007             0.9 to 1.0
                 December 2007              0.9 to 1.0
                 March 2008                 0.9 to 1.0
                 June 2008                  0.9 to 1.0
                 September 2008             0.9 to 1.0

            (b) Senior Debt Ratio. The Borrower will not permit its Senior Debt Ratio with respect to the twelve consecutive month period ending on the last day of any Fiscal Quarter of any Fiscal Year to be greater than the ratio set forth below opposite such Fiscal Quarter:

             Fiscal Quarter Ending            Ratio
             ---------------------            -----

                 March 2003                 1.8 to 1.0
                 June 2003                  1.8 to 1.0
                 September 2003             1.7 to 1.0
                 December 2003              1.7 to 1.0
                 March 2004                 1.6 to 1.0
                 June 2004                  1.6 to 1.0
                 September 2004             1.5 to 1.0
                 December 2004              1.5 to 1.0
                 March 2004                 1.4 to 1.0
                 June 2005                  1.3 to 1.0
                 September 2005             1.2 to 1.0

                 December 2005              1.1 to 1.0
                 March 2006                 1.0 to 1.0
                 June 2006                  0.9 to 1.0
                 September 2006             0.7 to 1.0
                 December 2006              0.6 to 1.0
                 March 2007                 0.5 to 1.0
                 June 2007                  0.5 to 1.0
                 September 2007             0.5 to 1.0
                 December 2007              0.5 to 1.0
                 March 2008                 0.5 to 1.0
                 June 2008                  0.5 to 1.0
                 September 2008             0.5 to 1.0

            (c) Fixed Charge Coverage Ratio. The Borrower will not permit its Fixed Charge Coverage Ratio with respect to the twelve consecutive month period ending on the last day of any Fiscal Quarter of any Fiscal Year to be less than 1.1 to 1.0.

            (d) Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio with respect to the twelve consecutive month period ending on the last day of any Fiscal Quarter of any Fiscal Year to be less than
4.5 to 1.0.

            (e) Maximum G&A Expense. The Borrower will not permit its G&A Expense with respect to the twelve consecutive month period ending on the last day of any Fiscal Quarter to exceed the amount set forth below opposite such Fiscal Quarter:

             Fiscal Quarter Ending            Amount
             ---------------------            ------

                 March 2003                 $2,338,270
                 June 2003                  $2,339,784
                 September 2003             $2,272,615
                 December 2003              $2,039,435
                 March 2004                 $2,064,928
                 June 2004                  $2,090,421
                 September 2004             $2,115,914
                 December 2004              $2,141,407
                 March 2004                 $2,168,174
                 June 2005                  $2,194,942
                 September 2005             $2,221,709
                 December 2005              $2,248,377
                 March 2006                 $2,276,583
                 June 2006                  $2,304,689
                 September 2006             $2,332,795
                 December 2006              $2,360,901
                 March 2007                 $2,390,412
                 June 2007                  $2,419,923
                 September 2007             $2,449,435
                 December 2007              $2,478,946
                 March 2008                 $2,509,933
                 June 2008                  $2,540,920
                 September 2008             $2,571,906

            (f) Maximum Corporate Payroll Expense. The Borrower will not permit its Corporate Payroll Expenses during any Fiscal Quarter to exceed the amount set forth below opposite such Fiscal Quarter

             Fiscal Quarter Ending            Amount
             ---------------------            ------

                 March 2003                  $412,500
                 June 2003                   $412,500
                 September 2003              $412,500
                 December 2003               $412,500
                 March 2004                  $453,750
                 June 2004                   $453,750
                 September 2004              $453,750
                 December 2004               $453,750
                 March 2004                  $499,125
                 June 2005                   $499,125
                 September 2005              $499,125
                 December 2005               $499,125
                 March 2006                  $549,038
                 June 2006                   $549,038
                 September 2006              $549,038
                 December 2006               $549,038
                 March 2007                  $603,941
                 June 2007                   $603,941
                 September 2007              $603,941
                 December 2007               $603,941
                 March 2008                  $664,335
                 June 2008                   $664,335
                 September 2008              $664,335


      SECTION 6.2.5   Capital Expenditures.   The Borrower will not, and will
not permit any Subsidiary to, make or commit to make any Consolidated Capital Expenditures, except the Borrower and its Subsidiaries may (a) incur Build-Out Capex, and (b) during any Fiscal Quarter, Consolidated Capital Expenditures that do not constitute Build-Out Capex in an amount not to exceed two percent (2%) of consolidated gross revenue of the Borrower and its Subsidiaries for such Fiscal Quarter.

      Lease Obligations.   Except for (a) leases in existence on the Closing
Date and described in Schedule 6.2.6 ("Existing Leases"), (b) any lease of real property entered into by the Borrower or any Subsidiary after the Closing Date in the ordinary course of business and on fair and reasonable terms, and (c) any capital lease, provided the Capitalized Lease Liabilities incurred thereunder are permitted under clause (e) of Section 6.2.2, the Borrower will not, and will not permit any Subsidiary to, create or suffer to exist any obligation for the payment of rent for any property under any lease or agreement to lease having a term of one year or more; provided, however, that no such lease shall, to the best of the Borrower's knowledge, subject the Borrower or any Subsidiary to Environmental Liabilities and Costs.

      SECTION 6.2.7   Investments.   The Borrower will not, and will not permit
any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person except:

            (a)   Cash Equivalent Investments;

            (b) deposits for utilities, security deposits under leases and similar prepaid expenses;

            (c) accounts receivable arising in the ordinary course of business;

            (d)   Investments existing on the Closing Date and disclosed in
Schedule 6.2.7 ("Existing Investments"); and

            (e) Investments consisting of deposit accounts of the Borrower and its Subsidiaries maintained with banks in the ordinary course of business.

      SECTION 6.2.8   Restricted Payments, Etc.   The Borrower will not
declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights in respect of any class of Stock (now or hereafter outstanding) of the Borrower or apply, or permit any Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of Stock (now or hereafter outstanding) of the Borrower or any rights, options or warrants to subscribe for or purchase any shares of any class of Stock of the Borrower, or make any deposit for any of the foregoing; provided, however, that the Borrower may declare, pay and make dividends solely in the form of shares of Stock of the Borrower.

      SECTION 6.2.9   Take or Pay Contracts; Sale/Leasebacks.

            (a) The Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether or not such materials, supplies, other properties or services are delivered or furnished to it; and

            (b) The Borrower will not enter into, or permit any Subsidiary to enter into, any arrangement with any Person providing for the leasing by the Borrower or one or more Subsidiaries of any property or assets, which property or assets has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.

      SECTION 6.2.10   Consolidation, Merger, Subsidiaries, Etc.

            (a) The Borrower will not, and will not permit any Subsidiary to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division or business unit thereof) or otherwise make or agree to make Acquisitions, provided, however, that any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other wholly-owned Subsidiary (so long as the Borrower or such wholly-owned Subsidiary is the surviving corporation); and

            (b) The Borrower will not, and will not permit any Subsidiary to, create any Subsidiary other than in connection with an Approved Acquisition, or transfer any assets to any Subsidiary.

      SECTION 6.2.11   Asset Dispositions, Etc.   The Borrower will not, and
will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets to any Person, unless (a) such disposition constitutes a disposition of obsolete or retired assets not used in the business of the Borrower and its Subsidiaries or (b) the disposition is in the ordinary course of business and the net book value of the asset to be disposed, together with the net book value of all other assets disposed by the Borrower or any Subsidiary pursuant to this clause (b) during the term of this Agreement, does not exceed $100,000.

      SECTION 6.2.12   Modification of Organic Documents, Etc.   The Borrower
will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Certificate of Incorporation or the By-Laws of the Borrower.

      SECTION 6.2.13   Transactions with Affiliates.   The Borrower will not,
and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist (a) any management contract or arrangement, consulting agreement or arrangement, contract or arrangement relating to the allocation of revenues, expenses or similar contract or arrangement requiring any payments to be made by the Borrower or any Subsidiary to any Affiliate, or (b) any other transaction, arrangement or contract with any of its other Affiliates which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

      SECTION 6.2.14   Inconsistent Agreements.   The Borrower will not, and
will not permit any Subsidiary to, enter into any material agreement containing any provision which would be violated or breached in any material respect by any Loan or by the performance by the Borrower or any Subsidiary of its obligations hereunder or under any Loan Document.

      SECTION 6.2.15   Change in Accounting Method.   The Borrower will not,
and will not permit any Subsidiary to, make any change in accounting treatment and reporting practices except as required by GAAP.

      Section 6.2.16   Change in Fiscal Year End.   The Borrower will not
change its Fiscal Year end without the Required Lenders' prior written consent.

      SECTION 6.2.17   Compliance with ERISA.   The Borrower will not, and
shall not permit any Subsidiary to, take or fail to take any action with respect to a Plan, including, but not limited to, establishing, amending, or terminating or withdrawing from any Plan, engage in any prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 or ERISA), or causing any occurrence of any Reportable Event, or permitting to exist any accumulated funding deficiency (as defined in Section 412 of the IRC or Section

 302 of ERISA), or engage or failing to engage in any other activity which could result in any liabilities under the IRC, ERISA, or any other applicable law which individually or in the aggregate could result in a Material Adverse Change, without first obtaining the Required Lenders' written approval.

      SECTION 6.2.18   Amendments to Certain Agreements.   The Borrower will
not, and shall not permit any Subsidiary to, amend, restate or otherwise modify the agreements listed on Schedule 4.1.15 ("Contracts").

      SECTION 6.2.19   Management Compensation.   The Borrower will not, and
shall not permit any Subsidiary to, increase the salary, bonus and other compensation paid to Louis Coccoli for any calendar year by more than the amount of his salary, bonus and other compensation for the immediately preceding calendar year multiplied by the lesser of (i) seven percent (7%) and
(ii) the increase in the consumer price index for the Pittsburgh, Pennsylvania area. The Borrower will not, and shall not permit any Subsidiary to, (a) increase the salary paid to Sayed Ali to an amount greater than the respective amount set forth in Section 6.1 of the Employment Agreement, dated as of November 1, 2002 by and between the Borrower and Sayed Ali, or (b) pay any bonus and other compensation for any calendar year by an amount greater than the amount of bonus and other compensation for the immediately preceding calendar year multiplied by the lesser of (i) seven percent (7%) and (ii) the increase in the consumer price index for the San Diego, California area.

      SECTION 6.2.20   Cash Management.   Borrower shall not and shall not
permit any of its Subsidiaries, to maintain in any account that is not subject to a Control Account Agreement an aggregate balance in such account in excess of $5,000. In the event that the aggregate balance in such account that is not subject to a Control Account Agreement exceeds $5,000, the Borrower shall cause to be forwarded immediately all amounts in excess of $5,000 to any account that is subject to a Control Account Agreement. At any time after an Event of Default has occurred and is continuing, the Borrower will, at the request of the Agent, either close such account that is not subject to a Control Account Agreement, or execute a Control Account Agreement for each such account in form and substance satisfactory to the Agent.


                                 ARTICLE 7
                            EVENTS OF DEFAULT
                            -----------------

      SECTION 7.1   Events of Default.   The term "Event of Default" shall mean
any of the events set forth in this Section 7.1.

      SECTION 7.1.1   Non-Payment of Obligations.   The Borrower shall default:

            (a) in the payment or prepayment when due of any principal of any Loan; or

            (b) in the payment when due of the interest payable in respect of any Loan, the fees provided for in Section 2.3 hereof or any other Obligations and such default shall continue unremedied for a period of five (5) days.

      SECTION 7.1.2   Non-Performance of Certain Covenants.   The Borrower
shall default in the due performance and observance of any of its obligations under Section 6.1 and such default shall continue unremedied for a period of
(x) in the case of Sections 6.1.1(f), 6.1.4 and 6.1.9, thirty (30) days and (y) in the case of all other obligations under Section 6.1, ten (10) days, or shall default in the due performance or observation of any of its obligations under
Section 6.2.

      SECTION 7.1.3   Defaults Under Other Loan Documents; Non-Performance of
Other Obligations.   Any "Event of Default" shall occur under the other Loan
Documents; or the Borrower or any Subsidiary shall default in the due performance and observance of any other obligation, covenant or agreement contained herein or in any other Loan Document and such default shall continue unremedied for a period of ten (10) days.

      SECTION 7.1.4   Bankruptcy, Insolvency, Etc.   The Borrower or any
Subsidiary shall:

            (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

            (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors;

            (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within thirty (30) days;

            (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any Subsidiary, and, if such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for thirty (30) days undismissed; or

            (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

      SECTION 7.1.5   Breach of Warranty.   Any representation or warranty of
the Borrower or any Subsidiary hereunder or in any other Loan Document or in any other writing furnished by or on behalf of the Borrower or such Subsidiary to the Agent or any Lender for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect when made in any material respect.

      SECTION 7.1.6   Default on Other Indebtedness, Etc.   (a) Any
Indebtedness of any Loan Party in an aggregate principal amount exceeding $100,000 (i) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (ii) shall not be paid as and when the same becomes due and payable including any applicable grace period; or (b) there shall occur and be continuing any event (including any applicable grace period) which constitutes an event of default under any Instrument relating to any Indebtedness of any Loan Party in an aggregate principal amount exceeding $100,000, the effect of which is to permit the holder or holders of such Indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity.

      SECTION 7.1.7   Failure of Valid, Perfected Lien.   The Lien in the
Collateral, and all proceeds thereof, securing the Obligations shall cease to be valid or perfected at any time after the Closing Date, except to the extent any failure to be perfected arises as a result of the Agent failing to file continuation statements or inadvertently filing termination statements.

      SECTION 7.1.8   Employee Plans.   Any of the following events shall occur
with respect to any Plan: (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan and such "prohibited transaction" could result in a Material Adverse Change, (ii) any "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) a notice of intent to terminate any Single Employer Plan for purposes of Title IV of ERISA is issued by the plan administrator thereof without the prior written consent of the Required Lenders, or the PBGC shall commence proceedings to terminate any Single Employer Plan, (v) any Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency, Reorganization or termination of, a Multiemployer Plan, (vi) any Loan Party or any Commonly Controlled Entity shall fail to make any quarterly installment payment to a Pension Plan required under
Section 302(e) of ERISA or Section 412(m) of the Code, (vii) any Loan Party or any Commonly Controlled Entity shall fail to make any contribution to a Multiemployer Plan which is required under ERISA, the Code or applicable collective bargaining agreements, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
(viii) above, such event or condition, together with all other such events or conditions, if any, could subject any Loan Party (directly or indirectly) to any tax, penalty or other liabilities under Title I or Title IV of ERISA,
Section 404 or 419 and Chapter 43 of the IRC or any other applicable law which in the aggregate could result in a Material Adverse Change.

      SECTION 7.1.9   Judgments.   A final judgment which, with other such
outstanding final judgments against the Loan Parties (in each case to the extent not covered by insurance), exceeds an aggregate of $100,000, shall be entered against any Loan Party and, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged.

      SECTION 7.1.10   Loss of Permits, Etc.   The expiration, loss,
termination, cancellation, revocation, forfeiture, suspension, diminution, impairment of or failure to renew any Intellectual Property, right, permit, license or approval, which could result in a Material Adverse Change; or the entry of any order of a court enjoining, restraining or otherwise preventing any Loan Party from conducting all or any material part of its business affairs; or the cessation of business or dissolution of any Loan Party.

      SECTION 7.1.11   Material Adverse Change.   A Material Adverse Change
shall occur at any time.

      SECTION 7.1.12   Airport Leases.   The Borrower or any Subsidiary shall
default in the due performance and observance of any obligation, covenant or agreement contained in any lease, management agreement or other agreement pursuant to which the Borrower or any of its Subsidiaries operates an airport concession business, or any airport authority or management company or other party to any such lease, management agreement or other agreement delivers to the Borrower or any of its Subsidiaries notice of termination or of its intention to terminate any such lease, management agreement or other agreement, and the aggregate EBITDA of the Borrower and its Subsidiaries, after giving pro forma effect to the termination of all such leases, management agreements or other agreements as if such terminations occurred on the first day of the twelve consecutive month period most recently ended would be less than the amount set forth opposite the outstanding principal amount of Loans and Letter of Credit Obligations as of the last day of such twelve consecutive month period:


      Outstanding Principal Amount
      of Loans and Letters of Credit      Minimum EBITDA after giving
      Obligations                         Pro Forma Effect to such Terminations
      -----------------------------       -------------------------------------

      Less than or equal
      to $7,500,000                       $4,500,000

      Greater than $7,500,000
      and less than or equal
      to $10,000,000                      $5,000,000

      Greater than $10,000,000            $5,500,000


      SECTION 7.2   Action if Bankruptcy.   If any Event of Default described
in Section 7.1.4 shall occur, the outstanding principal amount of all outstanding Loans and all other Obligations automatically shall be and become immediately due and payable, without notice or demand, and the Borrower will deposit with the Agent, as cash collateral, an amount equal to the aggregate undrawn face amount of all Letters of Credit, which amount automatically shall become immediately due and payable by the Borrower and to the extent paid by the Borrower shall constitute a prepayment under this Agreement, and the Agent may exercise any and all rights and remedies available under this Agreement or any other Loan Document, or available at law or in equity, at any time, in any order and in any combination.

      SECTION 7.3   Action if Other Event of Default.   If any Event of Default
(other than any Event of Default described in Section 7.1.4) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent may, and upon the direction of the Required Lenders, shall (a) declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment, (b) demand that the Borrower deposit with the Agent, as cash collateral, an amount equal to the aggregate undrawn face amount of all Letters of Credit, which amount shall become immediately due and payable by the Borrower and to the extent paid by the Borrower shall constitute a prepayment under this Agreement, and (c) to the extent permitted under any Letter of Credit, require the beneficiary thereof to draw upon the undrawn face amount thereof, and the Agent may exercise any and all rights and remedies available under this Agreement or any other Loan Document, or available at law or in equity, at any time, in any order and in any combination.


                                   ARTICLE 8
                                   THE AGENT
                                   ---------

      SECTION 8.1   Actions.   Each Lender and the holder of each Note
authorize the Agent to act on behalf of such Lender or holder under this Agreement and any other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last two sentences of this Section 8.1, comply, except as otherwise reasonably advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender (including, without limitation, ING in its capacity as a Lender) agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, severally but not jointly pro rata according to such Lender's aggregate percentage of the Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes, or any other Loan Document, including the reimbursement of the Agent for all out-of-pocket expenses (including attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the Obligations of the Borrower under this Agreement or any other Loan Document, in all cases as to which the Agent is not reimbursed by the Borrower; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted primarily from the Agent's gross negligence or willful misconduct. Notwithstanding any other provision of this Agreement to the contrary, the Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its reasonable satisfaction by the Lenders against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

      SECTION 8.2   Funding Reliance, Etc.   Unless the Agent shall have been
notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Term Loan Percentage of the Term Loans and its Expansion Facility Percentage of the Expansion Facility Loans on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount; provided, however, that the Agent shall have no obligation to do so. If such amount is made available by such Lender to the Agent on a date after the date of such Borrowing, such Lender shall pay to the Agent on demand interest on such amount at the Federal Funds Rate for the number of days from and including the date of such Borrowing to the date on which such amount becomes immediately available to the Agent, together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of the Agent submitted to any Lender with respect to any amounts owing under this Section8.2 shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Agent by such Lender within three Business Days after the date of such Borrowing, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such Borrowing, within five Business Days after demand, from the Borrower.

      SECTION 8.3   Exculpation.   Neither the Agent nor any of its directors,
officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the Notes, or any Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency of any of the Loan Documents, the financial condition of the Borrower or any Subsidiary or the condition or value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Loan Documents, the financial condition of the Borrower or any Subsidiary or the existence or possible existence of any Default. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.

      SECTION 8.4   Successor.   The Agent may resign as such at any time upon
at least thirty (30) days' prior notice to the Borrower and all Lenders, such resignation not to be effective until a successor Agent is in place. If the Agent at any time resigns, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a financial institution reasonably acceptable to the Borrower organized under the laws of the United States and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.

      SECTION 8.5   Loans and other Transactions by the Agent and its
Affiliates.   The Agent shall have the same rights and powers with respect to
(a) the Loans made by it or any of its Affiliates, and (b) the Notes held by it or any of its Affiliates, as any Lender and may exercise the same as if it were not the Agent. ING and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and its Subsidiaries or any Person who may do business with or own securities of the Borrower, all as if ING were not the Agent and without any duty to account therefor to the Lenders.

      SECTION 8.6   Credit Decisions.   Each Lender acknowledges that it has,
independently of the Agent and each other Lender, and based on such financial information and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend its Commitments, to make the Loans. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

      SECTION 8.7   Copies, Etc.   The Agent shall give prompt notice to each
Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement. The Agent will distribute to each Lender each Instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement. Notwithstanding anything herein contained to the contrary, all notices to and communications with the Borrower under this Agreement and the other Loan Documents shall be effected by the Lenders through the Agent.


                                  ARTICLE 9
                                MISCELLANEOUS
                                -------------

      SECTION 9.1   Waivers, Amendments, Etc.

            (a) The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and, (x) in the case of an amendment or modification, is consented to by the Borrower and the Required Lenders or (y) in the case of a waiver of any obligation of any Loan Party or of compliance by any Loan Party with any prohibition contained in this

Agreement or any other Loan Document, is consented to by the Required Lenders; provided, however, that no such amendment, modification or waiver:

                  (i) which would modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                  (ii) which would modify this Section 9.1, change the definition of "Required Lenders," increase the Expansion Facility Commitment Amount or the Term Loan Commitment Amount, change any Expansion Facility Percentage or Term Loan Percentage for any Lender, as applicable, reduce any fees payable to the Lenders described in Article 2 and Article 3, extend the Term Loan Maturity Date or Expansion Facility Maturity Date, or subject any Lender to any additional obligations shall be made without the consent of each Lender;

                  (iii) which would extend the due date for, or reduce the
            amount of, any payment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of each Lender affected thereby; or

                  (iv) which would affect adversely the interests, rights, compensation or obligations of the Agent qua the Agent shall be made without consent of the Agent.

            (b) No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

            (c) Neither any Lender or the Agent shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. Recourse for security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Agent or the Lenders, or the Agent or the Lenders enforces their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently for any reason invalidated, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      SECTION 9.2   Notices.   All notices hereunder shall be in
writing or by telecopy and shall be sufficiently given to the Agent, the Lenders or the Borrower if addressed or delivered to them at the following addresses:

         If to the Lender:        ING Capital LLC
                                  Acquisition Finance Group
                                  333 South Grand Avenue, Suite 4200
                                  Los Angeles, California 90071
                                  Attention:  Steven G.  Fleenor
                                  Telecopier No.:  (213) 346-3991

         with a copy to           King & Spalding
        (which shall not          191 Peachtree Street
         constitute notice):      Atlanta, Georgia  30303-1763
                                  Attention:  Hector E. Llorens, Jr., Esq.
                                  Telecopier No.:  (404) 572-5100

         If to the Borrower:      Creative Host Services, Inc.
                                  16955 Via Del Campo, Suite 110
                                  San Diego, California  92127
                                  Attention:  Sayed Ali
                                  Telecopier No.:  (858) 675-7720

or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received, if deposited in the mail, postage prepaid; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

      SECTION 9.3   Costs and Expenses.   The Borrower agrees to pay all
reasonable out-of-pocket expenses of the Agent for the negotiation, preparation, execution, and delivery of this Agreement and each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements, terminations, releases or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required (including the reasonable fees and expenses of counsel for the Agent, or of any consultants or other experts retained by the Agent from time to time in connection therewith) whether or not the transactions contemplated hereby are consummated, and to pay all reasonable expenses of the Lender (including reasonable fees and expenses of counsel to the Agent, or of any consultants or other experts retained by the Agent) incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement, the Notes or any other Loan Document. The Borrower also agrees to pay and hold the Agent and the Lenders harmless from any stamp, documentary, intangibles, transfer or similar taxes or charges, and all recording or filing fees with respect to the Loan Documents or any payments to be made thereunder and all title insurance premiums, surveyors costs and valuation fees, and to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Agent or such Lender in enforcing the Obligations of the Borrower or any

Subsidiary under this Agreement or any other Loan Document or related Document or in connection with any restructuring or "work-out" of any Obligations.

      SECTION 9.4   Indemnification.   In consideration of the execution and
delivery of this Agreement by the Agent and each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender, their respective successors and assigns, each of their respective officers, directors, employees, partners, attorneys and agents and each of their respective successors and assigns (collectively, the "Lender Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities (including, but not limited to, Environmental Liabilities and Costs), damages and expenses (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Lender Parties or any of them or asserted or awarded against the Lender Parties or any of them as a result of, or arising out of, or relating to:

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit (including, without limitation, the Closing Date Acquisitions and any other Approved Acquisitions);

            (b) the use of any of the proceeds of any Loan or Letter of Credit by the Borrower or any of its Subsidiaries or any beneficiary of a Letter of Credit for any other purpose;

            (c) any information furnished by the Borrower in connection with the syndication of this Agreement;

            (d) the making of any claim by any investment banking firm, broker or third party in each case claiming through the Borrower or any of its Subsidiaries or as a result of their relationship to such parties that it is entitled to compensation from the Agent or any Lender in connection with this Agreement;

            (e) the entering into and performance of this Agreement and any other Loan Document by any of the Lender Parties (other than the breach by such Lender Party of this Agreement);

            (f) the existence of any contaminant, in, under, on or otherwise affecting any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future or any surrounding areas affected by such property, regardless of whether the existence of the contaminant is related to the past, present, or future operations of the Borrower and its Subsidiaries, or their predecessors in interest or any other Person; any Environmental Liabilities and Costs related to any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future; any Environmental Liabilities and Costs related to the past, present, or future operations of the Borrower or any Subsidiaries; any alleged violations of any Environmental Law related to any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future; any alleged violations of any Environmental Law related to the past, present, or future operations of the Borrower or any Subsidiaries; the performance of any remedial action that is related to any property owned, used, operated, or leased by Borrower or any Subsidiaries in the past, present, or future; the performance of any remedial action that is related to the past, present, or future operations of the Borrower or any Subsidiaries; and the imposition of any Lien on any property affected by this Agreement or any of the other Loan Documents arising from any Environmental Liabilities or Costs;

            (g) the breach in any material respect by any Loan Party of any representation or warranty set forth in this Agreement or any Loan Document;

            (h) the failure of any Loan Party to comply in any material respect with any term, condition, or covenant set forth in this Agreement or any Loan Document; or

            (i) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Agent or any Lender (or any of their respective officers, directors, partners, employees or agents) is a party thereto;

except for any such Indemnified Liabilities arising for the account of a particular Lender Party by reason of the relevant Lender Party's bad faith, gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall become effective immediately upon the execution and delivery hereof and shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the repayment of any of the Loans made hereunder, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Lender or the Agent.

      SECTION 9.5   Survival.   The obligations of the Borrower under Sections
2.4, 3.5, 9.3 and 9.4 in each case survive any termination of this Agreement and the payment in full of principal, interest and other amounts payable hereunder and under the Notes and the other Loan Documents. The representations and warranties made by the Borrower in this Agreement, the Notes and in each other Loan Document shall survive the execution and delivery of this Agreement, the Notes and each such other Loan Document.

      SECTION 9.6   Severability.   Any provision of this Agreement, the Notes
or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Notes or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 9.7   Headings.   The various headings of this Agreement, the
Notes and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement, the Notes or such other Loan Document or any provisions hereof or thereof.

      SECTION 9.8   Counterparts, Effectiveness, Etc.   This Agreement may be
executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

      SECTION 9.9   Governing Law; Entire Agreement.

            (a) THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

            (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATED DOCUMENT, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY LENDER. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

            (c) The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Borrower, or upon the earliest of any other date permitted by applicable law. The Borrower shall furnish the consent of CT Corporation System so to act to the Agent on or prior to the Closing Date. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Borrower, at its address set forth below, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Borrower. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable law. The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act). Nothing in this Section 9.9 shall affect the right of the Agent or any Lender to bring proceedings against the Borrower in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

      SECTION 9.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all Lenders; and the rights of sale, assignment and transfer of the Lenders are subject to Section 9.11.

      SECTION 9.11   Sale and Transfers, Participations, Etc.

            (a) Any Lender may at any time assign, syndicate or sell to one or more Participants participating interests in any Loan owing to such Lender, any Note held by such Lender, the Commitment of such Lender, any interest of any Lender in any Letter of Credit Obligations or any other interest of Lender under this Agreement and any Loan Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the approval of the Required Lenders and to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 3.7 as if the Participant were a Lender hereunder. The Borrower also agrees that any Participant shall be entitled to the benefits of (i) Section 9.4 and (ii) Sections 2.4 and 3.5, with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to the Sections referred to in clause (ii) than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred and each Participant shall be subject to the obligations of such Lender set forth in such Sections. No Lender shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (i) extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on the Loan or reduce the principal amount of or rate of interest on the Loan (except in connection with a waiver of interest at the Post-Default Rate or the increased amount of fees payable with respect to Letters of Credit following an Event of Default) (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in the Loan shall be permitted without consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) release a substantial part of the Collateral, or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

            (b) With the consent of the Agent, any Lender may at any time sell to any Purchasing Lender all or any part in a minimum amount of $1,000,000, of its rights and obligations under this Agreement and the Notes pursuant to a Transfer Supplement, executed by such Purchasing Lender, such transferor Lender and the Agent. Upon (i) such execution of such Transfer Supplement, and (ii) delivery of a fully executed copy thereof to the Borrower, such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto with an Expansion Facility Percentage and Term Loan Percentage as set forth in such Transfer Supplement, and no further consent or action by the Borrower, the Lenders or the Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Expansion Facility Percentages and Term Loan Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. Upon the consummation of any transfer to a Purchasing Lender pursuant to this paragraph (b), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes to the Purchasing Lender in the amount equal to their respective Commitments and outstanding Loans, as appropriately adjusted pursuant to such Transfer Supplement.

            (c) The Agent shall maintain at its address referred to herein a copy of each Transfer Supplement delivered to it and the Register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of a Transfer Supplement executed by a transferor Lender, the Agent and a Purchasing Lender together with payment by such Purchasing Lender to the Agent, for the account of the Agent and not for the account of the Lenders, of a registration and processing fee of $2,500, and the Notes subject to such Transfer Supplement, the Agent shall (i) accept such Transfer Supplement, (ii) record the information therein in the Register and
(iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

            (e) If, pursuant to this Section 9.11, any interest in this Agreement or any Note is transferred to any Participant or Purchasing Lender which is organized under the laws of any jurisdiction other than the United States or any State thereof, the Lender shall cause such Participant or Purchasing Lender, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Participant or Purchasing Lender in respect of the Loans, (ii) to furnish to the transferor

Lender, the Agent and the Borrower two (2) properly executed original Internal Revenue Service Forms 4224 or 1001 (or any successor forms) and properly executed Internal Revenue Service Forms W-8 and W-9, as the case may be (wherein such Participant or Purchasing Lender claims entitlement to complete exemption from the United States federal withholding tax on all interest payments hereunder and all fees payable under Section 2.3), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower new Internal Revenue Service Forms 4224 or 1001 upon the expiration or obsolescence of any previously delivered form or after the occurrence of any event requiring a change in the most recent forms delivered by it to the transferor Lender, the Agent and the Borrower, and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Purchasing Lender, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

            (f)   Notwithstanding anything to the contrary set forth in this
Section 9.11, (i) any Lender may sell to any of its Affiliates all or any part of its rights and obligations under this Agreement and the Notes, (ii) any Lender may create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it) in favor of the Federal Reserve Bank in accordance with Regulation A of the F.R.S. Board, and (iii) upon the occurrence and during the continuance of an Event of Default, any Lender may sell to any Purchasing Lender all or any part of its rights and obligations under this Agreement and the Notes, in the case of clauses (i) and (ii) above, notwithstanding that the Borrower does not consent to such sale, provided such Lender has obtained the consent of the Agent (which consent shall not be unreasonably withheld or delayed) and otherwise meets the requirements of this Section 9.11.

      SECTION 9.12   Other Transactions.   Nothing contained herein shall
preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 9.13   Confidentiality.   The Lenders and the Agent shall hold
all non-public, proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound lending practices; however, the Lenders and the Agent may make disclosure of any such information to its examiners, Affiliates, outside auditors, counsel, consultants, operators and other professional advisors in connection with this Agreement or as required by any proposed syndicate member, transferee or participant in connection with the contemplated transfer of any Note, Obligations or Commitments or the contemplating granting of a participation therein, as required or requested by any governmental authority or representative thereof or in connection with the enforcement hereof or of any other Loan Document or pursuant to legal process; provided, however, that any such proposed syndicate member or proposed transferee or participant shall have agreed in writing for the Borrower's benefit to be bound by the terms of this
Section 9.13. In no event shall any Lender or the Agent be obligated or required to return any materials furnished to it by the Borrower or any of its Subsidiaries.

      SECTION 9.14   Change in Accounting Principles.   If any changes in
accounting principles from those used in the preparation of the financial statements referred to in clause (a)(i) of Section 5.4 hereafter occur as a result of the promulgation of rules, regulations, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement, the parties hereto agree to enter into negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes with the desired result that the evaluations of the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that, until the parties hereto have reached a definitive agreement on such amendments the Borrower shall not change its Fiscal Year and the Borrower's financial condition and operations shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in clause (a)(i) of Section 5.4.

      SECTION 9.15   Waiver of Jury Trial, Etc.   THE AGENT, THE LENDERS AND
THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, SUCH LENDERS OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND SUCH LENDERS ENTERING INTO THIS AGREEMENT.

      SECTION 9.16   Limitation of Liability.   Neither the Agent, the Lenders
nor any Affiliate thereof shall have any liability with respect to, and THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREIN, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

      SECTION 9.17   Usury Savings Clause.   Notwithstanding anything to the
contrary in this Agreement or any other Loan Document, if at any time any rate of interest accruing on any Obligation, when aggregated with all amounts payable by any Loan Party under any of the Loan Documents that are deemed or construed to be interest accrued or accruing on such Obligation under applicable law, exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable to such Lender with respect to such Obligation (each a "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, such rate of interest shall be reduced to the Maximum Lawful Rate; provided that if at any time thereafter such rate of interest accruing on Obligations held by such Lender is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest to such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender in respect of the Obligations held by it is equal to the total interest which such Lender would have received had interest on all Obligations held by such Lender (but for the operation of this Section 9.17) accrued at the rate otherwise applicable under this Agreement and the other Loan Documents. Thereafter, interest payable to such Lender in respect of the Obligations held by it shall accrue at the applicable rate set forth in this Agreement or other Loan Documents unless and until such rate again exceeds the Maximum Lawful Rate, in which event this Section 9.17 shall again apply. In no event, shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had interest been calculated for the full term of this Agreement at the Maximum Lawful Rate. In the event that the Maximum Lawful Rate is calculated pursuant to this Section 9.17, (a) if required by applicable law, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made, and (b) if permitted by applicable law, the Borrower and such Lender shall (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Loans so that interest for the entire term of the Loans shall not exceed the Maximum Lawful Rate. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 9.17 shall make a final determination that such Lender has received interest in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess, first to any interest due and outstanding under this Agreement and the other Loan Documents, second to any principal due and payable under this Agreement and the Notes, third to the remaining principal amount of the Notes and fourth to other unpaid Obligations held by such Lender, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.


[The remainder of this page is intentionally blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                   CREATIVE HOST SERVICES, INC., as Borrower


                                   By:  /S/  Sayed Ali
                                        ---------------------------------
                                        Name: Sayed Ali
                                        Title: President


                                         [CORPORATE SEAL]


                                    ING CAPITAL LLC,
                                    as Agent and sole Lender


                                   By:  /S/  Steven G. Fleenor
                                       ----------------------------------
                                       Steven G.  Fleenor
                                       Managing Director

[Schedules and Exhibits omitted as not material]